Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           GENERAL MOTORS CORPORATION
     ......................................................................
                (Name of Registrant as Specified In Its Charter)


     ......................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

    .......................................................

     (5)  Total fee paid:

     .......................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

[LOGO]                     GENERAL MOTORS CORPORATION
                            NOTICE OF ANNUAL MEETING

                                                                  April 18, 2002

Dear Stockholder:

     You are invited to attend the annual meeting of stockholders of General Motors Corporation, which will be held at 9 a.m. local time on Tuesday, June 4, 2002, at the Hotel du Pont, 11th & Market Streets, Wilmington, Delaware. At the meeting, stockholders will vote upon the following matters:

     * The election of directors for the next year;

     * The ratification of the Board of Directors' proposal for the selection of independent public accountants for the next year;

     * The incentive compensation program consisting of the 2002 Annual Incentive Plan, the 2002 Stock Incentive Plan, and the 2002 Long-Term Incentive Plan;

     * Five stockholder proposals (if they are properly presented at the meeting).

     If you were a record holder of Common Stock, $1 2/3 par value ("Common Stock"), or Class H Common Stock, $0.10 par value ("Class H Common Stock"), at the close of business on April 5, 2002, you will be entitled to vote at the meeting. You have a variety of options as to how to vote by proxy. You can vote by Internet or telephone by following the instructions on your proxy card, or by mail by using the enclosed proxy card. Please see your proxy card or the information provided by your broker, bank, or other record holder for more information on these options. Please read the attached Proxy Statement carefully and submit your proxy with voting instructions as soon as possible. A list of stockholders entitled to vote at the meeting will be available for examination at the General Motors Corporation, Renaissance Center, Detroit, Michigan, for ten days before the meeting between 9 a.m. and 5 p.m., and at the Hotel du Pont during the annual meeting.

     The annual meeting will include a report on the state of the business, and thereafter focus on electing directors, voting on the selection of independent public accountants, the 2002 incentive compensation program, stockholder proposals, and related discussion. After that, we will provide time for questions and comments.

     If you plan to attend the meeting, please detach and retain the admission ticket that is attached to your proxy card. You may bring one guest to the meeting. If you hold your stock through a broker, bank, or other record holder, please bring evidence of ownership to the meeting and we will provide you with admission tickets. If you receive your annual meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. A form of government-issued photograph identification will be required to enter the meeting. To permit as many stockholders as possible to participate, only stockholders or their valid proxy holders may speak at the meeting.

     In addition to the annual meeting, we hold regional stockholder forums. These meetings provide a less formal way for you to discuss General Motors business and related issues with top management. The time and location of these meetings will be announced in Stockholder News as well as on the Internet under "Calendar for Investors" at http: / / investor.gm.com.

     IF YOU VOTE BY MAIL, PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. IF YOUR VOTE IS THE SAME AS THE BOARD OF DIRECTORS' RECOMMENDATIONS, YOU DO NOT HAVE TO MARK ANY BOXES. JUST SIGN AND DATE THE PROXY/VOTING INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                   Sincerely,

                 /s/ Nancy E. Polis           /s/ John F. Smith, Jr.
                      Secretary                      Chairman

                               TABLE OF CONTENTS

General Information for Stockholders                                     Page
  Proxy Procedure......................................................    ii
  Proxy Statement Proposals............................................    ii
  Directors............................................................    ii
  Selecting Candidates to Serve on the Board of Directors..............    ii
  Director Compensation................................................   iii
  Committees of the Board of Directors.................................   iii
  Householding of Annual Meeting Materials.............................    iv

Proxy Statement
  ITEM NO. 1--Nomination and Election of Directors.....................     2
  Information about Nominees for Director..............................     2
  Report of the Executive Compensation Committee.......................     8
  Executive Compensation Tables........................................    12
  Audit Committee Report...............................................    19

  ITEM NO. 2--Ratification of the selection of Deloitte & Touche
              LLP as independent public accountants for the
              year 2002................................................    20
  ITEM NO. 3--Approval of the 2002 incentive compensation
              program..................................................    21
  ITEM NO. 4--Stockholder proposal that GM report on accidents
              related to Internet or cell phone use in cars............    25
  ITEM NO. 5--Stockholder proposal to require independent
              directors on key Board committees........................    27
  ITEM NO. 6--Stockholder proposal that GM increase the stock
              dividend.................................................    28
  ITEM NO. 7--Stockholder proposal to require stockholder approval
              of "poison pill".........................................    29
  ITEM NO. 8--Stockholder proposal to pay GM directors their
              retainer in GM stock.....................................    31

  Expenses of Solicitation.............................................    32

  Other Matters........................................................    32

  Exhibit A -- Text of the 2002 Annual Incentive Plan, the 2002 Stock
               Incentive Plan, and the 2002 Long-Term Incentive Plan...   A-1

                      GENERAL INFORMATION FOR STOCKHOLDERS
PROXY PROCEDURE

     Although you may not be able to attend the annual meeting in person, you have the opportunity to vote by using the proxy solicited by the Board of Directors, which is enclosed with this document. After you sign and return your proxy card or vote through the Internet or by telephone, the Proxy Committee will vote your shares according to your instructions. You can indicate your choices by marking the enclosed proxy card. If you sign and return your proxy card and do not specify a choice, your shares will be voted as the Board of Directors has recommended. If you prefer, you may also vote by ballot at the annual meeting, which will cancel any proxy you previously gave.

     By signing and returning the proxy card or by voting through the Internet or by telephone, you will authorize the Proxy Committee to vote your shares of common stock as you direct and on any proposals that General Motors does not know about now but that may be presented properly at the meeting. The Proxy Committee is composed of three executive officers of the Corporation: J. F. Smith, Jr., G. R. Wagoner, Jr., and J. M. Devine, each of whom is authorized to act on behalf of the Committee.

     As a matter of policy, GM believes your vote should be private. Therefore, we use an independent specialist to receive, inspect, count, and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

PROXY STATEMENT PROPOSALS

     At the annual meeting each year, the Board of Directors submits its nominees for election as directors. In addition, GM's By-laws require that at each annual meeting the stockholders approve the independent public accountants selected by the Audit Committee and the Board of Directors. The Board of Directors also may submit other matters for your approval at the annual meeting.

     In addition to these matters presented by the Board of Directors, you may be asked to vote on one or more stockholder proposals. We have been asked from time to time why the Board opposes the stockholder proposals included in the Proxy Statement.

     THE BOARD DOES NOT DISAGREE WITH ALL STOCKHOLDER PROPOSALS SUBMITTED TO THE CORPORATION. WHEN WE AGREE WITH A PROPOSAL AND THINK IT IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS, IT USUALLY CAN BE IMPLEMENTED WITHOUT A STOCKHOLDER VOTE. THE STOCKHOLDER PROPOSALS THAT APPEAR IN THE PROXY STATEMENT ARE ONLY THOSE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

     The deadline for including a proposal in the Corporation's Proxy Statement for the 2003 annual meeting is December 20, 2002. Any proposals intended to be presented at the 2003 meeting must be received by the Corporation on or before that date. Please send proposals to the Secretary, General Motors Corporation, by mail to MC 482-C38-B71, Renaissance Center, P.O. Box 300, Detroit, MI 48265-3000, or by fax at 313-667-3166.

DIRECTORS

     The Board of Directors held a total of eight meetings in 2001. It is currently composed of 14 members. Thomas E. Everhart and J. Willard Marriott, Jr. are not standing for re-election pursuant to the Director Retirement Policy. If you elect all 12 nominees at the 2002 annual meeting, the Board will be composed of ten directors who are not employed by General Motors and two who are currently officers of the Corporation.

     In addition to being members of the Board, most directors served on one or more of its six standing Committees, which cover a total of 26 memberships. (Please refer to "Committees of the Board of Directors" commencing on page iii for information concerning each Committee's responsibility and current membership.) Directors spend a considerable amount of time preparing for Board and Committee meetings and, from time to time, are called upon for their counsel between meetings. In 2001, average attendance at Board and Committee meetings was 92%.

SELECTING CANDIDATES TO SERVE ON THE BOARD OF DIRECTORS

     Under the Corporation's By-laws, each year prior to the annual meeting of stockholders the Committee on Director Affairs recommends the Board's nominees to serve as GM directors for the next year. The Board is soliciting proxies to elect these individuals. Except for John F. Smith, Jr. and G. Richard Wagoner, Jr., who are employees of the Corporation, all candidates nominated by the Board of Directors have been determined to be "Independent Directors" as defined under Section 2.12 of the Corporation's By-laws. (If you would like a copy of GM's By-laws, please write to the Secretary, General Motors Corporation, MC 482-C38-B71, Renaissance Center, P.O. Box 300, Detroit, MI 48265-3000.)

     To recommend an individual for Board membership, write to the Secretary at the address given above. If you intend to nominate a candidate for director at the annual meeting, or to introduce any other matter (aside from a stockholder proposal under Rule 14a-8 of the Securities and Exchange Commission's proxy rules, which is discussed on page ii), you must give the Corporation written notice. Such notice must be received by the Secretary of the Corporation not more than 180 days and not less than 120 days before the date of the annual meeting. For the 2003 annual meeting, such notice must be received between December 5, 2002, and February 3, 2003.

DIRECTOR COMPENSATION

     Only non-employee directors receive payment for serving on the Board. Since Messrs. Smith and Wagoner are employees of the Corporation, they are not compensated as directors. Non-employee directors are not eligible to participate in the executive incentive program, Savings-Stock Purchase Program, or any of the Retirement Programs for General Motors employees. Other than as described in this section, there are no separate benefit plans for directors. Compensation paid to non-employee directors is as follows:

                *  Annual retainer                --       $120,000(a)
                *  Retainer for Committee chair   --       $  5,000
                *  Per diem for special services  --       $  1,500

(a) Under the General Motors Compensation Plan for Non-Employee Directors (the "Plan"), non-employee directors are required to defer $60,000 of the above annual retainer in restricted units of Common Stock. In addition, under the Plan directors may also elect to defer all or a portion of the remaining compensation in cash or units of Common Stock.

    Outside directors also receive an annual stock option grant of 3,000 shares of Common Stock. These options will be awarded on the same date and at the same exercise price as stock options that are awarded to GM executives.

     Restricted stock units under the Plan are credited with dividend equivalents in the form of additional stock units. Amounts deferred under the Plan are generally not available until after the director retires from the Board at age 70. After the director leaves the Board, payment under the Plan is made in cash based on the number of stock units valued at the average quarterly mean market price at the time of payment.

     Non-employee members of the General Motors Board of Directors who serve as directors of Hughes Electronics Corporation receive an annual retainer of $100,000 under the Hughes Electronics Corporation Compensation Plan for Non-Employee Directors. Outside directors also received a one-time stock option grant of 5,000 shares of Class H Common Stock on the same date as GM directors. In 2001, T. E. Everhart and E. Pfeiffer were members of the Hughes board of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE met five times in 2001. The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the stockholders and others, the Corporation's system of internal controls and the Corporation's audit, accounting, and financial reporting processes generally. All members of the Audit Committee are independent directors as defined by the Corporation's By-laws and New York Stock Exchange rules.

Membership:            Eckhard Pfeiffer (Chair)               Karen Katen
                       John H. Bryan                          Lloyd D. Ward
                       Nobuyuki Idei

     CAPITAL STOCK COMMITTEE met five times in 2001. The Committee oversees the relationship between General Motors and its wholly owned subsidiary, Hughes Electronics Corporation, to ensure that transactions between the two companies are in the best interests of each corporation and are fair to the holders of both classes of GM's common stock.

Membership:            Eckhard Pfeiffer (Chair)               Thomas E. Everhart
                       John H. Bryan

     COMMITTEE ON DIRECTOR AFFAIRS met seven times in 2001. The Committee researches and recommends candidates for membership on the Board and conducts continuing studies of the size, composition, and compensation of the Board. The Committee is also responsible for implementing and periodically reviewing GM's guidelines for corporate governance and proposing improvements.

Membership:            J. Willard Marriott, Jr. (Chair)          Thomas E. Everhart               Karen Katen
                       Percy N. Barnevik                         George M. C. Fisher

     EXECUTIVE COMPENSATION COMMITTEE met seven times in 2001. The Committee determines the compensation of senior executives, including all officers of the Corporation, and approves any benefit or incentive compensation plan of the Corporation or its major subsidiaries which affects employees subject to its review. The members of the Committee are not eligible to participate in any of the compensation plans or programs it administers.

Membership:            John H. Bryan (Chair)                     J. Willard Marriott, Jr.
                       George M. C. Fisher                       Eckhard Pfeiffer

     INVESTMENT FUNDS COMMITTEE met three times in 2001. The Committee serves as the named fiduciary of GM's and a number of its subsidiaries' benefit plans governed by the Employee Retirement Income Security Act (ERISA).

Membership:            Percy N. Barnevik (Chair)                 Nobuyuki Idei                    John F. Smith, Jr.
                       George M. C. Fisher                       J. Willard Marriott, Jr.

     PUBLIC POLICY COMMITTEE met four times in 2001. The Committee fosters GM's commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society. Topics reviewed by this Committee include research and development, automotive safety, environmental and energy matters, diversity, health care, education, communications, employee health and safety, trade, and philanthropic activities. The Committee provides public policy guidance to management to support GM's progress in growing the business globally within the framework of GM's core values.

Membership:            Karen Katen (Chair)                       Thomas E. Everhart
                       Percy N. Barnevik                         Lloyd D. Ward

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission has approved a rule concerning the delivery of annual reports and proxy statements. It permits us to send a single set of these reports to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive and reduces our expenses. For 2002, General Motors has instituted this procedure for all stockholders of record.

     If all GM stockholders in your household received a single set of these documents instead of multiple copies but you would prefer to receive your own set, please contact our stock transfer agent, EquiServe, by phone at 1-800-331-9922 or 1-781-575-3990 (call collect if you live outside the continental U.S. or Canada), or by Internet at www.equiserve.com.

     If a broker or other nominee holds your GM shares, please contact your broker or other nominee directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

                           GENERAL MOTORS CORPORATION
         RENAISSANCE CENTER, P.O. BOX 300, DETROIT, MICHIGAN 48265-3000

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 2002

     This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of Directors of General Motors Corporation, to be used at the annual meeting of stockholders of the Corporation. The accompanying proxy card enclosed with this Statement represents your holdings of Common Stock and Class H Common Stock in the registered account name shown. We expect that this Proxy Statement and the enclosed proxy will be mailed, or will be available through the Internet for those stockholders who elected to receive their proxy materials electronically, on or after Thursday, April 18, 2002, to each stockholder entitled to vote.

     You may give instructions to grant or withhold authority to vote for election of all the Board of Directors' nominees, or any individual nominee, and to vote for or against, or abstain from voting upon, each of the seven proposals. After you have signed and returned the enclosed proxy card or voted through the Internet or by telephone, you may revoke your proxy at any time until it is voted at the annual meeting by sending a written notice of revocation or a subsequent proxy card, voting subsequently through the Internet or by telephone, or by voting in person at the annual meeting. The shares represented by a proxy will be voted unless the proxy card is received late or in a form that cannot be voted.

     If you participate in stock plans for employees -- the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the "GM S-SPP"), the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the "GM PSP"), the General Motors Canadian Savings-Stock Program for Salaried Employees (the "GM Canadian Plan"), the General Motors of Canada Limited Group RRSP and Savings Plan for Hourly Employees (the "GM RRSP"), the Fidelity Investments Canada Limited Next StepTM -- Personal Retirement Group (the "FICL-PRG"), the Delphi Corporation stock plans for employees -- Delphi Automotive Systems Corporation Savings-Stock Purchase Program for Salaried Employees in the United States (the "Delphi S-SPP"), the Delphi Personal Savings Plan for Hourly Rate Employees in the United States (the "Delphi PSP"), the Hughes Non-Bargaining Employees Thrift and Savings Plan (the "Hughes Non-Bargaining Plan"), the Hughes Bargaining Employees Thrift and Savings Plan (the "Hughes Bargaining Plan"), the Saturn Individual Savings Plan for Represented Members (the "Saturn ISP"), the GMAC Mortgage Group Savings Incentive Plan (the "GMAC Mortgage Plan"), the GMAC Insurance -- Personal Lines Retirement Savings Plan (the "GMAC Insurance Plan"), the Raytheon Savings and Investment Plan (the "Raytheon Plan"), -- your proxy card will also serve as a voting instruction for the Trustees, plan committees, or independent fiduciaries of those plans. If you do not provide voting instructions with respect to stock in the GM S-SPP, the Hughes Non-Bargaining Plan, the Hughes Bargaining Plan, or the Delphi S-SPP, those shares may be voted by the Trustee, plan committee, or independent fiduciary at its discretion. If you do not provide voting instructions with respect to stock held in the GM PSP, the GM Canadian Plan, the GM RRSP, the FICL-PRG, the Delphi PSP, the Saturn ISP, the GMAC Mortgage Plan, the GMAC Insurance Plan, and the Raytheon Plan, the shares will not be voted.

     If you participate in any of these plans or maintain other accounts under more than one name (e.g., with and without a middle initial), you may receive more than one set of proxy materials. To be sure that all shares are counted, you must sign and return every proxy card you receive or alternatively vote all these shares through the Internet or by telephone.

     Brokers, dealers, banks, voting trustees, and their nominees who want a supply of the Corporation's proxy soliciting material to send to beneficial owners should write to:

                          General Motors Corporation
                          c/o Morrow & Co., Inc.
                          445 Park Avenue, 5th Floor
                          New York, NY 10022-2606

     The Board of Directors designated April 5, 2002, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had 560,146,724 shares of Common Stock and 877,786,498 shares of Class H Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and each share of Class H Common Stock entitles the holder to 0.2 vote.

     Except for Item 1, or as otherwise noted, each proposal in this Proxy Statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the meeting. Item 1, the election of directors, is somewhat different: the 12 candidates who receive the most votes will be elected to the 12 available memberships on the Board. If you submit your proxy or attend the meeting but choose to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of the proposal. Since most proposals pass only if they receive favorable votes from a majority of votes present at the meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal. (In contrast, a "broker non-vote," where a broker withholds authority to cast a vote as to a certain proposal, is deemed not present at the meeting with regard to that proposal.)

                                   ITEM NO. 1
                      NOMINATION AND ELECTION OF DIRECTORS

     The Proxy Committee will vote your shares for the 12 nominees described in the following section unless you withhold such authority. Each director will serve until the next annual election of directors and until a successor is elected and qualified or until the director's earlier resignation or removal. If any nominees for director become unavailable before the annual meeting, which we do not anticipate, the Board of Directors may decrease the number of directors to be elected or designate substitute nominees, who would receive the votes of the Proxy Committee.

     Pursuant to the Director Retirement Policy of the Board of Directors, Thomas E. Everhart and J. Willard Marriott, Jr. are not standing for reelection. Mr. Everhart joined the General Motors Board of Directors in 1989 while serving as President and Professor of Electrical Engineering and Applied Physics, California Institute of Technology. He is currently a member of the Capital Stock, Director Affairs, and Public Policy Committees.

     Mr. Marriott joined the General Motors Board of Directors in 1989 while serving as President and Chief Executive Officer, Marriott Corporation. He is currently Chair of the Committee on Director Affairs and a member of the Executive Compensation and Investment Funds Committees.

     Of the nominees in the following section, Armando M. Codina, Alan G. Lafley, and E. Stanley O'Neal were elected directors of General Motors Corporation since the last annual meeting of stockholders.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following information about each nominee's principal occupation or employment and other affiliations and about the Common Stock and Class H Common Stock beneficially owned as of February 28, 2002, has been furnished to the Corporation by the nominees for director. In addition to the affiliations mentioned on the following pages, the nominees are active in many local and national cultural, charitable, professional, and trade organizations.

--------------------------------------------------------------------------------

PERCY N. BARNEVIK             AGE 61          JOINED GM BOARD 1996

Chairman of AstraZeneca PLC, United Kingdom, since 1999; Chairman of Sandvik AB, Sweden (1983-May 7, 2002); Former Chairman, Investor AB, Sweden (1997-2002); Former Chairman, ABB Ltd., Switzerland (1997-2001)
COMMITTEES -- Investment Funds (Chair), Director Affairs, Public Policy DIRECTORSHIPS -- AstraZeneca PLC
AFFILIATIONS -- Representative of the European Commission to the ASEM (Asia-Europe) Vision Group; Chairman of the EU Enlargement Work Group; Vice Chairman of the World Economic Forum Foundation Board; Member of The European Round Table of Industrialists and its Steering Committee, the Advisory Board of the Council on Foreign Relations, The Business Council, the American Academy of Arts and Sciences, the International Investment Council advising the South African Government, the International Advisory Council of the Federation of Korean Industries, the India Business Council, the IMF's Capital Markets Consultative Group, the Advisory Council of Centre for European Reform - UK, Advisory Councils at the Graduate Business School of Stanford University, Wharton School of Business Administration, and Humboldt University (Berlin); Member of the Academies of Engineering in Sweden, United Kingdom, and Finland

--------------------------------------------------------------------------------

JOHN H. BRYAN                  AGE 65          JOINED GM BOARD 1993

Retired Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, Illinois, since October 5, 2001; held offices of Chairman (1976-2001), and Chairman and Chief Executive Officer (1976-2000)
COMMITTEES -- Executive Compensation (Chair), Audit, Capital Stock DIRECTORSHIPS -- Sara Lee Corporation, BP p.l.c., Bank One Corporation, Goldman Sachs Group Inc.
AFFILIATIONS -- Member of The Business Council and the Board of Directors of Catalyst; Trustee of the University of Chicago and life Trustee of Rush-Presbyterian-St. Luke's Medical Center; Chairman of the Board of Trustees of the Art Institute of Chicago; Chairman of Americans United to Save the Arts and Humanities

--------------------------------------------------------------------------------

ARMANDO M. CODINA         AGE 55          JOINED GM BOARD 2002

Chairman and Chief Executive Officer, the Codina Group, a full-service commercial real estate firm based in Coral Gables, Florida, since 1979 DIRECTORSHIPS -- AMR Corporation, BellSouth Corporation, FPL Group, Inc., Winn-Dixie Stores, Inc. (through October 2002)
AFFILIATIONS -- Chairman of the Board of Trustees of Florida International University; Member of the Florida Council of 100, the Panama Canal Advisory Board, and the Community Partnership for the Homeless, Inc.

--------------------------------------------------------------------------------

GEORGE M. C. FISHER          AGE 61          JOINED GM BOARD 1996

Retired Chairman and Chief Executive Officer, Eastman Kodak Company, Rochester, New York, since January 1, 2001; held offices of Chairman (January-December
2000), Chairman and Chief Executive Officer (January 1997-January 2000), and Chairman, President, and Chief Executive Officer (December 1993-January 1997) COMMITTEES -- Director Affairs, Executive Compensation, Investment Funds DIRECTORSHIPS -- AT&T, Delta Air Lines, Inc., Eli Lilly & Company
AFFILIATIONS -- Chairman of the National Academy of Engineering; Member of The Business Council, the President's Advisory Council for Trade Policy and Negotiations, and the International Academy of Astronautics; Fellow of the American Academy of Arts and Sciences

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOBUYUKI IDEI                  AGE 64          JOINED GM BOARD 1999

Chairman and Chief Executive Officer, Sony Corporation, Tokyo, Japan, since June 2000; held offices of President and Chief Executive Officer (June 1999-May
2000), President and Co-Chief Executive Officer (1998-99), and President and Representative Director (1995-98)
COMMITTEES -- Audit, Investment Funds
DIRECTORSHIPS -- Sony Corporation, Nestle S.A.
AFFILIATIONS -- Member of Japan's IT Strategy Headquarters

--------------------------------------------------------------------------------

KAREN KATEN                   AGE 52          JOINED GM BOARD 1997

Executive Vice President, Pfizer Inc., New York, New York, and President, the global Pfizer Pharmaceuticals Group since April 1, 2001; held offices of Corporate Senior Vice President (1999-April 2001), and Executive Vice President, Pfizer Pharmaceuticals Group and President, Pfizer U.S. Pharmaceuticals Group (1995-April 2001)
COMMITTEES -- Public Policy (Chair), Audit, Director Affairs
DIRECTORSHIPS -- Harris Corporation
AFFILIATIONS -- Member of the International Council of J.P. Morgan Chase & Co. and the Pharmaceutical Research and Manufacturers Association of America; Trustee of the University of Chicago and council member of the Graduate School of Business; Member of the Board of Directors of the National Pharmaceutical Council, the National Alliance for Hispanic Health, the American Bureau for Medical Advancement in China, Catalyst, National Board of Trustees for the American Cancer Society Research Foundation, RAND, and the NCAA Foundation

--------------------------------------------------------------------------------

ALAN G. LAFLEY                 AGE 54          JOINED GM BOARD 2002

President and Chief Executive, The Procter & Gamble Company, Cincinnati, Ohio, since 2000; held offices of President -- Global Beauty Care and North America (1999-2000), Executive Vice President and President -- North America, Procter & Gamble North America (1998-99), Executive Vice President and President -- Asia, Procter & Gamble Asia (1995-98)
DIRECTORSHIPS -- The Procter & Gamble Company
AFFILIATIONS -- Member of the Board of Trustees of reflect.com, the Board of Trustees of Hamilton College, The Business Roundtable, The Business Council, and the Lauder Institute Board of Governors (Wharton School of Arts & Sciences)

--------------------------------------------------------------------------------

E. STANLEY O'NEAL             AGE 50          JOINED GM BOARD 2001

President and Chief Operating Officer, Merrill Lynch & Co., Inc., New York, New York, since 2001; held offices of President, U.S. Private Client Group (2000-01), Executive Vice President and Chief Financial Officer (1998-2000), Executive Vice President and Co-Head, Global Markets and Investment Banking Group (1997-98)
DIRECTORSHIPS -- Merrill Lynch & Co., Inc., NASDAQ Stock Market
AFFILIATIONS -- Member of the Capital Markets Advisory Committee of the New York Stock Exchange; Trustee of the National Urban League, Ronald McDonald House of New York, Catalyst, and the Buckley School

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ECKHARD PFEIFFER               AGE 60          JOINED GM BOARD 1996

Retired President and Chief Executive Officer, Compaq Computer Corporation, Houston, Texas, since 1999; held offices of President and Chief Executive Officer (1991-99)
COMMITTEES -- Audit (Chair), Capital Stock (Chair), Executive Compensation DIRECTORSHIPS -- Chairman, Intershop Communication AG, Biogen, Inc., Telefonaktiebolaget LM Ericsson, IFCO Systems, N.V., Syntek Capital AG AFFILIATIONS -- Member of the Advisory Board of Deutsche Bank, the Executive Board of Southern Methodist University Cox School of Business, Board of Visitors M.D. Anderson Cancer Center, and The Business Council

--------------------------------------------------------------------------------

JOHN F. SMITH, JR.             AGE 64          JOINED GM BOARD 1990

Chairman, General Motors Corporation since January 1, 1996; held offices of Chief Executive Officer (1992-2000), and President (1992-98); joined General Motors Corporation in 1961
COMMITTEE -- Investment Funds
DIRECTORSHIPS -- The Procter & Gamble Company, Delta Air Lines, Inc., Suzuki Motor Corporation
AFFILIATIONS -- Director of the U.S.-Japan Business Council; Chairman of the Board of Directors of Catalyst; Member of the American Society of Corporate Executives, The Business Council, the Advisory Board of DB Capital Partners, the Chancellor's Executive Committee of the University of Massachusetts, the Board of Trustees of Boston University, and the Board of Directors of The Nature Conservancy

--------------------------------------------------------------------------------

G. RICHARD WAGONER, JR.     AGE 49          JOINED GM BOARD 1998

President and Chief Executive Officer since June 1, 2000; held offices of President and Chief Operating Officer (1998-2000), and Executive Vice President and President GM's North American Operations (1994-98); joined General Motors Corporation in 1977
AFFILIATIONS -- Member of the Duke University Board of Trustees, The Business Council, The Business Roundtable, and the Board of Trustees for Detroit Country Day School; Chairman of the Society of Automotive Engineers A World in Motion Executive Committee

--------------------------------------------------------------------------------

LLOYD D. WARD                 AGE 53          JOINED GM BOARD 2000

Chief Executive Officer, United States Olympic Committee, Colorado Springs, Colorado, since November 1, 2001; Chairman and Chief Executive Officer, iMotors, San Francisco, California (January-July 2001); Chairman and Chief Executive Officer, Maytag Corporation, Newton, Iowa (August 1999-November 2000),
President and Chief Operating Officer (1998-99), and Executive Vice President and President Maytag Appliances (1996-98)
COMMITTEES -- Audit, Public Policy
DIRECTORSHIPS -- J.P. Morgan Chase & Co., Belo Corporation
AFFILIATIONS -- Member of the Executive Leadership Council, Washington, D.C.

--------------------------------------------------------------------------------

           SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,
                               AND CERTAIN OTHERS

     The beneficial ownership as of February 28, 2002, of all classes of common stock of the Corporation for each director, each Named Executive Officer, and all directors and executive officers as a group is shown in the following tables. The shares listed below do not include any common stock of the Corporation held by the pension or profit sharing plans of any other corporation or other entity, or of any endowment funds of an educational or charitable institution of which a director or executive may serve as director or trustee. Each of the individuals listed below, as well as all the directors and executive officers as a group, owns less than one percent of the outstanding shares and voting power of any class of common stock of the Corporation.

                                   DIRECTORS

                                     SHARES                        DEFERRED
                               BENEFICIALLY OWNED              STOCK UNITS (a)               STOCK OPTIONS (b)
                            -------------------------     --------------------------     -------------------------
          NAME               COMMON        CLASS H         COMMON         CLASS H         COMMON        CLASS H
-------------------------   ----------     ----------     ----------     -----------     ----------     ----------
P. N. Barnevik...........      9,628          1,188          4,873           2,525              0              0
J. H. Bryan..............      6,603          1,266         11,077           3,733          8,738          1,797
A. M. Codina.............      2,000              0              0               0              0              0
T. E. Everhart...........      1,702            420         14,962          41,401(c)       1,093          5,000(c)
G. M. C. Fisher..........      4,752            792          3,292          13,291(c)       5,908          1,236
N. Idei..................      4,250          2,250          3,649           1,562              0              0
K. Katen.................      4,000          3,000          4,251           2,542          5,141          1,377
A. G. Lafley.............      1,000              0              0               0              0              0
J. W. Marriott, Jr.......        752         15,792         14,976          21,112              0              0
E. S. O'Neal.............      1,000          1,400            264             834              0              0
E. Pfeiffer..............      4,512          4,752          6,450          15,253(c)       7,436         14,572(c)
L. D. Ward...............      1,000              0          2,981           1,320              0              0

---------------
(a) Deferred Stock Units -- These amounts have been deferred under the General Motors Corporation Compensation Plan for Non-Employee Directors, as well as amounts deferred under the Hughes Electronics Corporation Compensation Plan for Non-Employee Directors. The only material difference between the Hughes Plan and the General Motors Corporation Compensation Plan for Non-Employee Directors is that all stock amounts refer exclusively to Class H Common Stock. For more information about this plan, please refer to the section on Director Compensation on page iii.

(b) Number of shares that may be acquired through the exercise of stock options within 60 days of February 28, 2002.

(c) Also includes 8,052 deferred stock units and 5,000 options
    (T. E. Everhart), 514 deferred stock units (G. M. C. Fisher), and 12,250 deferred stock units and 12,775 options (E. Pfeiffer) granted under the Hughes Deferred Compensation Plan.

                          NAMED EXECUTIVE OFFICERS AND
                      ALL DIRECTORS AND EXECUTIVE OFFICERS

                                     SHARES                        DEFERRED
                             BENEFICIALLY OWNED (a)            STOCK UNITS (b)               STOCK OPTIONS (c)
                            -------------------------     --------------------------     -------------------------
          NAME               COMMON         CLASS H        COMMON         CLASS H          COMMON       CLASS H
-------------------------   ----------     ----------     ----------     -----------     ----------     ----------
J. M. Devine.............      14,330          3,503        200,818              0         166,668             0
J. D. Finnegan...........      15,474          3,214         40,196         11,541         173,434             0
R. A. Lutz...............       7,999              0          9,777              0               0             0
J. F. Smith, Jr..........     270,039        162,098         48,796         83,313       1,993,354             0
G. R. Wagoner, Jr........      94,013         63,574         23,046         16,755       1,050,470             0
All directors and
  executive officers as a
  group..................     689,503        342,855        465,745        214,348       4,972,401        23,982

---------------
(a) Shares beneficially owned include shares credited under the General Motors Savings-Stock Purchase Program for Salaried Employees (the "GM S-SPP") and the General Motors Canadian Savings-Stock Program for Salaried Employees (the "Canadian Plan"). The GM S-SPP program is generally available to all salaried employees in the U.S. and provides that participants may contribute up to 40% of eligible salary, subject to maximum limits established by the Internal Revenue Code (the "IRC"). The Canadian Plan program is available to all salaried employees in Canada, and there is no maximum contribution limit.

                                       6

(b) Deferred Stock Units include shares under the General Motors Benefit Equalization Plan-Savings (the "BEP-S"). The BEP-S is a non-qualified "excess benefits" plan that is exempt from ERISA and the IRC limitations and provides executives with the full GM matching contribution without regard to the IRC limitations. Amounts credited under the Plan are maintained in share units of Common Stock. Following termination of employment, an employee may elect to receive a complete distribution of amounts in the BEP-S account, which will be paid in cash. Deferred units also include undelivered incentive awards that will vest upon the occurrence of certain events and that are subject to forfeiture under certain circumstances.

(c) Number of shares that may be acquired through exercise of stock options within 60 days from February 28, 2002. The shares reported in this column reflect adjustments to the original option grants resulting from the recapitalization of the Class H Common Stock in December 1997, the spin-off of Delphi Automotive Systems in 1999, and a 3-for-1 Class H Common Stock split in the form of a 200% stock dividend in 2000. Additional information regarding stock options is provided on pages 13 and 14.

                           CERTAIN BENEFICIAL OWNERS

     The following table gives information about each entity known to GM to be the beneficial owner of more than five percent of any class of GM common stock.

                                                                    NUMBER OF      PERCENT OF
            NAME AND ADDRESS                  TITLE OF STOCK         SHARES         CLASS
----------------------------------------   --------------------    -----------     ----------
State Street Bank and Trust Company(a)
225 Franklin Street                        Common                   85,527,882        15.4%
Boston, MA 02110                           Class H                  50,552,166         5.8%
                                           % of Total Vote(b)                         13.0%
Southeastern Asset Management, Inc.
6410 Poplar Ave., Suite 900                Class H                  43,963,766         5.0%
Memphis, TN 38119                          % of Total Vote(b)                          1.2%

Fiat S.p.A.
Via Nizza 250                              Common                   32,053,422         5.6%
10126 Turin, Italy                         % of Total Vote(b)                          4.4%

U.S. Trust Corporation(c)
114 West 47th Street                       Class H                 181,891,754        20.7%
New York, NY 10036                         % of Total Vote(b)                          5.0%

---------------
(a) Acting in various fiduciary capacities for various employee benefit plans.

(b) Combined voting power of Common and Class H Common Stock. Each share of Common Stock is equivalent to one vote, and each share of Class H Common Stock is equivalent to 0.2 vote.

(c) Includes shares beneficially owned by U.S. Trust Corporation acting as the independent trustee for the Corporation's employee pension plan and VEBA plan trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lloyd D. Ward, a member of GM's Board, was named Chief Executive Officer of the U.S. Olympic Committee (the "USOC") effective November 1, 2001. General Motors has been a Corporate Sponsor of the USOC and its affiliates for several years and has made the U.S. Olympic marketing rights that GM receives as a Corporate Sponsor an important element in its marketing and advertising strategies. In 2001, prior to Mr. Ward's appointment, GM as a Corporate Sponsor provided approximately $7.5 million in cash contributions, the use of vehicles valued at approximately $1.4 million, and $750,000 in other fees to the USOC. (The USOC's total revenues in 2000 were approximately $177.7 million.)

     E. Stanley O'Neal, a member of GM's Board, is the President and Chief Operating Officer of Merrill Lynch & Co., Inc., which provided services including underwriting and investment banking services to GM in 2001.

     General Motors has invested $2 million in Cunningham Motor Company ("CMC"). Robert A. Lutz, an officer of the Corporation, is the principal owner and vice chairman of the board of CMC. In consideration for this investment, GM has taken an equity interest in CMC of 22.9%, with minimal voting rights. Presently in the development stage, CMC is a virtual car company which is seeking to develop and produce a world class grand touring car that would compete with Ferrari, Aston Martin, and other world class touring cars in North America and Europe. Under a framework approved by the Executive Compensation Committee designed to oversee the relationship between GM, CMC, and Mr. Lutz, Mr. Lutz will not participate in any transactions, meetings, or decisions pertaining to the relationship between the two companies. Mr. Lutz will continue to serve as a member of the CMC Board of Directors. General Motors' investment will entitle it to name a GM representative to the CMC Board. Any further business arrangements between GM and CMC will be subject to arms' length negotiation and periodically reviewed by the Committee to ensure that they are in the best interests of GM and its stockholders.

     Executive officers of General Motors have from time to time received mortgage loans from GMAC or its subsidiaries, or acted as co-signers for loans made to family members. These loans were made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other employees of General Motors, which are substantially the same as those offered to unrelated customers.

     Marriott International, Inc. received loans in the ordinary course of business from GMAC or its subsidiaries, which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loans were entered into for comparable transactions with unrelated parties. These loans did not involve more than the normal risk of collectibility and did not present any other unfavorable features. J. W. Marriott, Jr., who will retire from the GM Board following the 2002 annual meeting, is the Chairman and Chief Executive Officer of Marriott International, Inc.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities law requires that the executive officers and directors of the Corporation must report to the SEC and the Corporation, within certain periods, how many shares of the Corporation's equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Corporation believes that all required filings for 2001 and prior years have been timely made, except that in 2001, E. S. O'Neal inadvertently filed his Initial Statement of Beneficial Ownership (Form 3) after the due date. All transactions have now been reported.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This is a report on the compensation paid to the Corporation's executives, including the Named Executive Officers. The Named Executive Officers for 2001 are:

    John F. Smith, Jr.........  Chairman of the Board of Directors
    G. Richard Wagoner, Jr....  President and Chief Executive Officer (CEO)
    John M. Devine............  Vice Chairman and Chief Financial Officer
    Robert A. Lutz............  Vice Chairman -- Product Development and Chairman, GM North America
    John D. Finnegan..........  Executive Vice President and Chairman and President, General Motors
                                  Acceptance Corporation

     COMPENSATION PLANS -- As discussed in greater detail in Item No. 3 on page 21, the Corporation's current incentive plans will expire in May 2002. As in the past, prior to expiration of these plans the Corporation carried out a detailed review of every aspect of its current executive compensation structure. A survey of several global industrial and service corporations was conducted during this comprehensive process. To assist in the review process the Committee and the Corporation engaged the services of an outside consulting firm. Although the formal incentive plans that resulted from this review will not be put into effect unless and until appropriate stockholder approval is received, certain provisions resulting from the review which do not require stockholder approval have already been implemented.

     During 2001, the Board of Directors met in executive session to review the Corporation's performance and the performance of the CEO and other senior leaders, including the Named Executive Officers. The Committee advised the Board with respect to all compensation determinations for these executives.

     COMPENSATION PHILOSOPHY -- Executive compensation programs for General Motors and its major subsidiaries are based on the belief that the interests of employees should be closely aligned with those of GM's stockholders. Under this philosophy:

     * A significant portion of each executive's total compensation is linked to accomplishing specific, measurable results intended to create value for stockholders in both the short- and long-term.

     * Executives are motivated to improve the overall performance and profitability of the Corporation, as well as the specific region/unit to which they are assigned, and will be rewarded only when and if the business goals previously established by Management and the Committee have been achieved.

     * Each executive's individual performance and contribution will be reflected through differentiated salary adjustments and the amount of incentive awards paid, if any.

     * Long-term incentive awards are paid in GM common stocks to further reinforce the link between executives' and stockholders' interests.

     * In years of strong performance, executives can earn highly competitive levels of compensation as compared to executives in positions of similar complexity and scope of responsibility at comparator companies. The Corporation will thus be able to attract, retain, and motivate the leadership talent it needs to maintain and grow its businesses successfully. Conversely, in years of below average performance, executives will receive compensation that is less than competitive benchmarks.

     STOCK OWNERSHIP GUIDELINES -- The Corporation feels strongly that the best way to reinforce the link between the executives' and stockholders' interests is to require that executives own a significant amount of GM stock. As a result, the Committee has established formal stock ownership guidelines for all Corporate officers, including the Named Executive Officers, and other select senior executives. The guidelines are as follows:

                                                                   MINIMUM AGGREGATE
                               POSITION                            VALUE EQUIVALENT
                              ----------                         ---------------------
        GM Chairman, President & CEO, and Vice Chairmen.......   5 times base salary
        Executive Vice Presidents.............................   4 times base salary
        Group Vice Presidents.................................   3 times base salary
        Vice Presidents.......................................   2 times base salary

     COMPENSATION DEDUCTIBILITY POLICY -- In 1997, GM stockholders approved an incentive compensation program effective until 2002, which includes provisions allowing the Corporation to comply with regulations under Section 162(m) of the Internal Revenue Code. As a result, the Corporation is able to take a tax deduction for performance-based compensation in excess of $1 million per taxable year paid to each of the Named Executive Officers. The Code does not permit companies to take a tax deduction for salary paid in excess of $1 million. While the Corporation makes every effort to ensure that it will be able to deduct the compensation it pays, if compliance with Section 162(m) conflicts with the Corporation's compensation philosophy, or what is believed to be the best interests of the Corporation and its stockholders, we may conclude that paying non-deductible compensation is more consistent with that philosophy and in the Corporation's and stockholders' best interests.

     TYPES OF COMPENSATION -- In addition to benefits, which will be reviewed in the tables following this report, there are three major components to an executive's total compensation package:

     *  Base Salary

     *  Annual Incentives

     *  Long-Term Incentives

     In determining the proper amount for each compensation component, we review the compensation paid for similar positions at other large corporations with which GM competes for executive talent. Since the job market for these executives is not limited to the auto industry alone, a group consisting of significant, global industrial/service corporations was identified as our "comparator group." Each year we review the compensation paid at these companies, as well as their corporate performance, and other factors in determining the appropriate performance measures and compensation levels for our executives. We also rely on information and advice provided by outside consultants.

     Base Salary -- Base salaries for GM executives are targeted at the upper end of the third quartile of salaries paid for similar positions at our comparator group of companies. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, responsibilities, and length of time in their current position.

     Annual Incentives -- Annual incentives for all executive officers were granted under the General Motors 1997 Annual Incentive Plan that was approved by the stockholders at the 1997 annual meeting. All executives are eligible to be considered for annual incentive awards. Payment, if any, however, is based on GM's overall performance against previously established business objectives, as well as region/unit and individual performance. We may choose to make adjustments to awards to reflect the impact of unplanned events.

     When we establish the target award and performance objectives, we also set a minimum performance level that must be achieved before any awards can be paid. If this minimum level is not met, there will be no annual incentive payout. The maximum award was approved by stockholders as part of the 1997 Annual Incentive Plan. When we establish this payout range, we assess the degree of performance necessary to achieve the objective by reviewing both past and projected performance levels, as well as external marketplace conditions such as the economic outlook, competitive performance levels, projected automotive industry volumes, projected market share, and quality improvements. We do not assign a specified weight to these factors, but rather we use our judgment to establish a targeted performance level and related payout range that we believe are in the best interests of the Corporation's stockholders and executives. The size of final awards depends on the actual level of performance achieved in comparison with the pre-established objectives.

     As in previous years, management recommended that the Committee establish very aggressive performance targets for 2001. We tied the payment of annual incentive awards to meeting specific levels of net income, Return On Net Assets ("RONA"), market share, and quality that were based upon the Corporation's business plans. At the end of 2001, we reviewed the Corporation's overall operating performance and determined that financial results for net income and RONA were below threshold performance requirements. In addition, for geographic regions/operating units, we reviewed performance against pre-established targets for quality and market share within those regions/units. Several regions met or exceeded regional target expectations, but no payout was made since overall Corporate financial performance was lower than the minimum level required before any payout could be made.

     Stock Options -- Stock options are also granted under the provisions of the 1997 Stock Incentive Plan. All executives are eligible to be considered for stock option grants. Options are granted to emphasize the importance of improving stock price performance and increasing stockholder value over the long-term and to encourage executives to own GM stock. These options are granted at 100% of the average price of the stock on the date of grant. In this way executives can be rewarded only if the stock price increases, which will benefit both stockholders and executives. Our Plan does not allow the re-pricing of options.

     Options are granted based on competitive long-term incentive compensation practices. The size of these grants and other long-term awards is intended to place executives at the upper end of the third quartile of long-term incentives granted at comparator companies. In determining the size of new grants to each Named Executive Officer, we consider the number of option shares each executive has previously been granted. Options are denominated in Common Stock.

     Other Long-Term Incentives -- Stock Performance Program awards under the GM Performance Achievement Plan are normally granted only to the Corporation's senior executives. Like annual incentive awards, these awards are made annually; however, any payout depends upon the Total Shareholder Return ("TSR") performance ranking of Common Stock compared to that of other stocks in the S&P 500 Index over a three-year period. Executives were granted target awards in the form of shares of the Corporation's common stocks for the 2001-2003 performance period. The final number of shares to be delivered at the end of the three-year performance period, if any, will depend on GM's TSR ranking (based on market price appreciation plus the compounding effect of reinvested dividends) relative to other companies in the S&P 500 Index. If the Corporation's ranking in the S&P 500 Index, over the three-year period falls below the 25th percentile, no payout will be made. If the Corporation ranks within the top 10% of the companies in the S&P 500 Index, the maximum payout level would be achieved. Between threshold and maximum, payout percentages will be related to the ranking position. By establishing awards in this fashion, executives will be highly motivated to improve stock price performance, which would be to their benefit as well as that of the Corporation's stockholders. The 1999-2001 performance period under the Stock Performance Program is the first performance period to be paid on the basis of relative TSR. Performance during the period was slightly above the threshold level required for a payout, despite significant stock market volatility and price devaluation during the last half of the performance period, and therefore, awards were paid at the threshold payout level.

AWARDS TO CHIEF EXECUTIVE OFFICER

     Prior to year-end, we met to determine the 2001 compensation level for Mr. Wagoner. During this review we observed that 2001 was a challenging year for the company, the automotive industry, and the country. We noted that quality gains as assessed in the 2001 J. D. Power Initial Quality Survey showed an improvement of 11% - the highest percentage of any domestic automotive manufacturer, and that manufacturing productivity improvements as measured by the Harbour Report were significant -- about 8.5% during the calendar year and substantially closing the gap with other domestic manufacturers in 2001.

     Important progress was also made in the area of market share, with the U.S. market share increasing for the first time since 1990. The Asia Pacific and Latin America regions also posted market share gains, while Europe maintained its share despite a difficult year. Sales leadership in trucks was achieved with U.S. record sales of more than 2.6 million units and GM was the first automaker to sell more than 1 million SUVs in a calendar year. However, lower industry sales volume and strong pricing competition did impact financial results in North America and Europe, notwithstanding the record earnings of GMAC, and the events of September 11 intensified the economic slowdown. Management responded to the challenges in the European market by developing and implementing a substantial cost reduction strategy and broad restructuring aimed at returning the region to profitability. We noted also that the "Keep America Rolling" program of zero-percent financing after September 11 significantly increased 2001 sales in the North American market. Reflecting a very competitive global market and general devaluation of the equity markets, TSR targets established for the long-term incentive plan were achieved at slightly above the threshold level. Although better than many of our competitors, GM's Corporate Net Income and RONA were below the threshold levels of performance required for a payout under the Annual Incentive Plan. We, therefore, determined Mr. Wagoner's compensation as follows:

     Base Salary -- Recognizing his strong leadership and promotion to CEO in 2000, effective January 1, 2001 we increased Mr. Wagoner's salary to $2,000,000.

     Annual Incentives -- In early 2001, we established an individual target award for Mr. Wagoner based on achievement of specified levels of net income, RONA, market share, and quality, in line with the Corporation's compensation philosophy and reflecting his position as President and Chief Executive Officer. At the end of the year we reviewed the award in relation to the established performance measures, noting that final Corporate performance for the year was below the threshold we established for 2001, and determined that no award payment was appropriate.

     Stock Options -- As part of the Corporation's continuing compensation review process, we reviewed the size and estimated value of the options granted to Mr. Wagoner in comparison with option grants to CEOs of our comparator group of companies. After considering the number of options previously granted to him, we established his 2001 stock option grant at 400,000 shares of Common Stock.

     Other Long-Term Incentives -- The Performance Achievement Plan (PAP) target awards are disclosed starting on page 14. The awards cover the three-year period 2001-2003. The award for Mr. Wagoner was denominated and will be paid in shares of GM common stocks in one installment, if earned. The size of the target award was developed in line with the methodology discussed above for the broader executive group. The cumulative TSR for the 1999-2001 performance period, which concluded at year-end 2001, was above threshold but below target. The final award for Mr. Wagoner was paid at the threshold payout level.

     During 2001, the Committee met with the Board of Directors in an executive session to review the Corporation's performance and the performance of Mr. Wagoner and other members of senior management, including the Named Executive Officers. We explained our compensation determinations for the Named Executive Officers to the Board, and the Board concurred with our decisions.

                           EXECUTIVE COMPENSATION COMMITTEE

                 John H. Bryan, Chair         J. Willard Marriott, Jr.
                 George M. C. Fisher          Eckhard Pfeiffer

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The table below shows the pre-tax compensation paid during the last three fiscal years to Chairman J. F. Smith, Jr., President and CEO G. R. Wagoner, Jr., and each of the three other most highly compensated executive officers during 2001.

                                                   ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                       -------------------------------------------   -------------------------
                                                                                                     PAYOUTS
                                                                          OTHER        AWARDS        -------
                                                                         ANNUAL        ------       LONG-TERM     ALL OTHER
        NAME AND                                                         COMPEN-        STOCK       INCENTIVE      COMPEN-
   PRINCIPAL POSITION        YEAR        SALARY(1)       BONUS(2)       SATION(3)    OPTIONS(4)    PAYOUTS(5)     SATION(6)
-------------------------  ---------   -------------   -------------   -----------   -----------   -----------   -----------
                                             $               $              $         # Shares          $             $
J. F. Smith, Jr..........       2001       1,452,000               0       120,613      400,000        835,000       118,567
  Chairman of the Board         2000       2,050,000       1,169,000        74,797      400,000      3,120,000       128,557
                                1999       1,950,000       4,840,000       105,330      420,700      5,250,000       108,518
G. R. Wagoner, Jr........       2001       2,000,000               0          N.A.      400,000        480,000        84,160
  President and CEO             2000       1,554,000         784,000          N.A.      250,000      1,616,000        80,675
                                1999       1,350,000       2,597,000          N.A.      210,350      2,250,000        60,950
J. M. Devine.............       2001       1,450,000       1,500,000        69,721      200,000      1,380,000       418,168
  Vice Chairman and Chief
  Financial Officer
R. A. Lutz...............       2001         483,333         500,000          N.A.      200,000              0             0
  Vice Chairman --
  Product Development and
  Chairman, GMNA
J. D. Finnegan...........       2001       1,000,000               0          N.A.      140,000        255,000        38,000
  Executive Vice
  President and                 2000         883,000         428,000          N.A.      100,000        800,000        43,366
  Chairman and President,
     GMAC                       1999         638,000         991,000          N.A.       48,080      1,120,000        28,266

---------------
(1) On June 1, 2001, Mr. Smith transfered his day-to-day operating responsibility to Mr. Wagoner, President and Chief Executive Officer.

(2) Mr. Devine commenced GM employment on December 13, 2000. As part of his employment agreement, he is guaranteed a bonus of $1,500,000 for 2001 and has elected to defer 100% into Common Stock. Mr. Lutz commenced GM employment on September 1, 2001. As part of his employment agreement, he is guaranteed a bonus of $500,000 for 2001, and has elected to defer 100% into Common Stock.

(3) Amounts in this column reflect the value of perquisites and other personal benefits, including $53,767 (2001), $21,626 (2000) and $31,495 (1999) for
    Mr. Smith and $26,599 (2001) for Mr. Devine related to use of company aircraft.

(4) All shares are Common Stock.

(5) Amounts reflect long-term incentive payouts under the General Motors 1997 and 1992 Performance Achievement Plans. The awards cover three year performance periods (1999-2001, 1998-2000, and 1997-1999) and are paid in the form of shares of Common and Class H stocks. The 1999-2001 awards vest and are paid in one installment at the time the final award is determined. The 1997-1999 and 1998-2000 awards vested and were paid in two installments. For Mr. Devine the payout also includes $1,000,000, the value of the vested portion of a grant of restricted stock units. The grant, which vests 10% annually for the first five years with the balance 18 months after retirement, was made under Mr. Devine's employment agreement.

    In addition, as of December 31, 2001, Named Executive Officers held the following amounts of unvested restricted stock units or Performance Achievement Plan installments, based on December 31, 2001 closing stock prices of $48.60 for Common Stock and $15.45 for Class H Common Stock: Mr. Smith 33,786 units Common Stock ($1,642,000), 34,386 units Class H Common Stock ($531,264); Mr. Wagoner

                                       12

    16,454 units Common Stock ($799,664), 16,755 units Class H Common Stock ($258,865); Mr. Devine 171,360 units Common Stock ($8,328,096); and Mr. Lutz 91,060 units Common Stock ($4,425,516).

(6) These amounts include contributions by the Corporation under various savings plans and imputed income for endorsement split-dollar life insurance. In the event of the executive's death, the Corporation would be reimbursed for its premiums from the life insurance policy. Additional information regarding the savings plans will be found in footnote (a) on page 6. For 2001, the respective amounts are as follows: Mr. Smith $56,375 (savings plans), $63,388 (life insurance); Mr. Wagoner $76,000 (savings plans), $8,160 (life insurance); Mr. Finnegan $38,000 (savings plans). Messrs. Devine and Lutz commenced employment recently and are not yet participating in the plans, however, the amount shown for Mr. Devine includes periodic pension replacement payments totaling $418,168 as compensation for foregone non-qualified pension benefits from a previous employer.

                           OPTION/SAR GRANTS IN 2001

     The following table shows the stock options granted to the Named Executive Officers in 2001. They were granted in a combination of Non-qualified and Incentive Stock Options (ISOs) on January 8, 2001, and for Mr. Lutz, September 4, 2001. These options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The ISOs expire ten years from the date of grant, and the non-qualified options expire two days later.

                                                  INDIVIDUAL GRANTS
                                ------------------------------------------------------
                                NUMBER OF    % OF TOTAL
                                SECURITIES     OPTIONS
                                UNDERLYING     GRANTED                                    GRANT DATE
                                 OPTIONS    TO EMPLOYEES     EXERCISE      EXPIRATION       PRESENT
             NAME               GRANTED(1)     IN 2001         PRICE          DATE         VALUE(2)
------------------------------  ---------   -------------   -----------   ------------   -------------
                                # Shares          %           $/Share                          $
J. F. Smith, Jr...............  400,000          2.35            52.35         1/9/11        4,948,000
G. R. Wagoner, Jr.............  400,000          2.35            52.35         1/9/11        4,948,000
J. M. Devine..................  200,000          1.17            52.35         1/9/11        2,474,000
R. A. Lutz....................  200,000          1.17            54.91         9/5/11        2,712,000
J. D. Finnegan................  140,000          0.82            52.35         1/9/11        1,732,000

---------------
(1) All grants are exercisable only for Common Stock.

(2) These values were determined based on the Black-Scholes option-pricing model at the time of grant. The following assumptions were used in the calculation:

    * Expected price volatility -- 31% for the January 8 grants and 32% for the September 4 grant;

    * Options will be exercised in the fifth year;

    * An interest rate based upon the corresponding yield of a government bond maturing five years from the date of grant;

    * Dividends at the rate in effect on the date of grant;

    * No adjustments for non-transferability.

    The fact that we use the Black-Scholes model does not necessarily mean we believe or acknowledge that it can accurately determine the value of options. The ultimate value of the option, if any, will depend on the future market price of Common Stock and the optionee's individual investment decisions, neither of which can be predicted with any degree of certainty.

                  AGGREGATED OPTION/SAR EXERCISES IN 2001 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 2001

     The following table provides information concerning the options held by each of the Named Executive Officers at the end of 2001. The year-end value is based on the closing prices of Common Stock on December 31, 2001 ($48.60). None of the Named Executive Officers exercised any options during 2001.

                                                              VALUE OF
                                  NUMBER OF                 UNEXERCISED
                                 UNEXERCISED                IN-THE-MONEY
                               OPTIONS/SARS AT            OPTIONS/SARS AT
                                DEC. 31, 2001              DEC. 31, 2001

                                EXERCISABLE/                EXERCISABLE/
          NAME                  UNEXERCISABLE              UNEXERCISABLE
------------------------  -------------------------   -----------------------
                                  # Shares                        $
J. F. Smith, Jr.........   1,586,453  /  806,898           7,309,337  /  0
G. R. Wagoner, Jr.......     780,354  /  636,778           3,850,363  /  0
J. M. Devine............     100,000  /  600,000                   0  /  0
R. A. Lutz..............           0  /  200,000                   0  /  0
J. D. Finnegan..........      77,409  /  222,690              24,158  /  0

                           LONG-TERM INCENTIVE AWARDS

     The following table shows target long-term incentive awards granted to Named Executive Officers in 2001. The awards cover the 2001-2003 performance period and were granted under the General Motors 1997 Performance Achievement Plan, except as noted below. If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to participants will depend on the Corporation's TSR ranking relative to other companies in the S&P 500 Index over the three-year period. If the minimum performance level is not met, no awards will be paid.

                                                                         ESTIMATED FUTURE PAYOUTS
                            NUMBER OF                               UNDER NON-STOCK PRICE-BASED PLANS
                         SHARES, UNITS OR    --------------------------------------------------------------------------------
                           OTHER RIGHTS                          THRESHOLD                TARGET                MAXIMUM
                        ------------------   PERFORMANCE     ------------------     ------------------     ------------------
         NAME           COMMON     CLASS H     PERIOD        COMMON     CLASS H     COMMON     CLASS H     COMMON     CLASS H
----------------------  ------     -------   -----------     ------     -------     ------     -------     ------     -------
                         Shs.       Shs.                      Shs.       Shs.        Shs.       Shs.        Shs.       Shs.
J. F. Smith, Jr.......  18,597      10,231    2001-2003      9,299       5,116      18,597      10,231     37,194      20,462
G. R. Wagoner, Jr.....  31,099      17,109    2001-2003     15,550       8,555      31,099      17,109     62,198      34,218
J. M. Devine..........  15,550       8,555    2001-2003      7,775       4,278      15,550       8,555     31,100      17,110
R. A. Lutz............  15,550       8,555    2001-2003      7,775       4,278      15,550       8,555     31,100      17,110
(1)...................  91,060                2001-2004     91,060                  91,060                 91,060
J. D. Finnegan........  13,995       7,699    2001-2003      6,998       3,850      13,995       7,699     27,990      15,398

---------------
(1) Mr. Lutz received a Restricted Stock Unit grant under the Stock Incentive Plan that will vest in one-third increments over a three-year period based on achievement of Basic Earnings Per Share.

                               RETIREMENT PROGRAM

     General Motors executives in the United States may receive benefits in retirement from both a tax-qualified plan that is subject to the requirements of the Employee Retirement Income Security Act (ERISA) and from non-qualified plans. Together, these plans are referred to here as the "GM Salaried Program." Retired executives' tax-qualified benefits are pre-funded and are paid out of the assets of the General Motors Retirement Plan for Salaried Employees; however, non-qualified benefits are not pre-funded and are paid out of the Corporation's general assets.

     Two formulas are used to calculate the total of both the tax-qualified and non-qualified retirement benefits available to eligible U.S. executives. One formula, the regular Supplemental Executive Retirement Plan ("SERP") Formula, offers benefits that are calculated based upon an average of the highest five years of salary during the last ten years of the executive's career, and also takes into account both the executive's contributory and non-contributory service to GM. These benefits are subject to an offset of a portion of the maximum Social Security Benefit available to an individual at age 65.

     The alternative SERP Formula determines benefits based upon average annual total direct compensation, calculated as the sum of [a] the average of the highest five years of salary in the ten years before retirement plus [b] the average of the highest five years of bonus received in the ten years preceding retirement -- each average calculated independently. The alternative SERP Formula also takes into account the executive's contributory (or non-contributory) service subject to a maximum of 35 years and provides for an offset of 100% of the maximum Social Security Benefit available to an individual at age 65. Only executives who satisfy certain criteria, including not working for any competitor or otherwise acting in any manner which is not in the best interests of the Corporation, are eligible to receive benefits calculated under the alternative SERP Formula in lieu of benefits calculated under the regular SERP Formula.

     The total of the tax-qualified and non-qualified retirement benefits made available under either the regular or the alternative SERP Formulas are compared, and eligible executives receive retirement benefits under whichever formula provides the greater benefit. Non-qualified benefits under either the regular or alternative formulas can be reduced or eliminated for both retirees and active employees by the Committee and/or the Board of Directors.

     Table I, below, shows the estimated total of both the tax-qualified and non-qualified retirement benefits, as calculated under the regular SERP Formula (based upon an Average Annual Base Salary as of December 31, 2001), that would be paid in monthly installments as a single life annuity to GM executives retiring as early as age 62 in 2002.

     Table II shows the estimated total of both the tax-qualified and non-qualified retirement benefits, as calculated under the alternative SERP Formula (based upon Average Annual Total Direct Compensation as of December 31,
2001), that would be paid in monthly installments as a single life annuity to GM executives retiring as early as age 62 in 2002.

     If an eligible executive elects to receive the retirement benefits shown in Tables I or II in the form of a 65% joint and survivor annuity, the single life annuity amounts shown in each of the tables would generally be reduced by 5% to 12%, depending upon the age differential between spouses.

                                    TABLE I
    PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL COMPONENTS OF THE GM
         SALARIED PROGRAM ASSUMING EXECUTIVE'S BENEFITS ARE CALCULATED
                       UNDER THE REGULAR SERP FORMULA (a)

                                             YEARS OF CREDITED SERVICE
AVERAGE ANNUAL      ---------------------------------------------------------------------------
 BASE SALARY           7          14           21            28            35            42
---------------     -------     -------     ---------     ---------     ---------     ---------
     $                 $           $            $             $             $             $
     500,000         67,211     134,422       201,634       268,845       336,056       403,267
   1,000,000        137,211     274,422       411,634       548,845       686,056       823,267
   1,500,000        207,211     414,422       621,634       828,845     1,036,056     1,243,267
   2,000,000        277,211     554,422       831,634     1,108,845     1,386,056     1,663,267
   2,500,000        347,211     694,422     1,041,634     1,388,845     1,736,056     2,083,267

---------------
(a) The Average Annual Base Salary and the Years of Credited Service as of December 31, 2001, for each of the Named Executive Officers were as follows:
    John F. Smith, Jr. $1,915,000 (41 years); G. Richard Wagoner, Jr. $1,383,000 (24 years); and John D. Finnegan $666,583 (26 years) John M. Devine had 1 year of service with the Corporation and his annual salary for 2001 was $1,450,000. Robert A. Lutz had 4 months of service with the Corporation, and his 2001 annual salary rate is $1,450,000. The Annual Base Salaries for the most recent year(s) considered in the calculations reported here are shown in the Summary Compensation Table on page 12 in the column labeled "Salary."

                                    TABLE II
    PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL COMPONENTS OF THE GM
         SALARIED PROGRAM ASSUMING EXECUTIVE'S BENEFITS ARE CALCULATED
                     UNDER THE ALTERNATIVE SERP FORMULA (a)

AVERAGE ANNUAL                 ELIGIBLE YEARS OF CREDITED SERVICE
TOTAL DIRECT     ---------------------------------------------------------------
COMPENSATION        7           14            21            28            35
---------------  -------     ---------     ---------     ---------     ---------
     $              $            $             $             $             $
   1,075,000      92,955       205,830       318,705       431,580       544,455
   2,275,000     218,955       457,830       696,705       935,580     1,174,455
   3,475,000     344,955       709,830     1,074,705     1,439,580     1,804,455
   4,675,000     470,955       961,830     1,452,705     1,943,580     2,434,455
   5,875,000     596,955     1,213,830     1,830,705     2,447,580     3,064,455
   7,075,000     722,955     1,465,830     2,208,705     2,951,580     3,694,455
   8,275,000     848,955     1,717,830     2,586,705     3,455,580     4,324,455

---------------
(a) The Average Annual Total Direct Compensation and the Eligible Years of Credited Service (shown in parentheses and capped at 35 years) which may be considered in the alternative SERP calculation as of December 31, 2001, for each of the Named Executive Officers were as follows: John F. Smith, Jr. $4,428,000 (35 years); G. Richard Wagoner, Jr. $2,644,333 (24 years); and
    John D. Finnegan $1,139,383 (26 years). John M. Devine had 1 year of service with the Corporation. His Annual Total Direct Compensation for 2001 was $2,950,000. Robert A. Lutz had 4 months of service with the Corporation, and his estimated annualized Total Direct Compensation (the sum of his annual 2001 salary rate plus the $500,000 bonus he received in 2001) was $1,950,000. The Annual Total Direct Compensation for the most recent year(s) considered in the calculations reported here will be found in the Summary Compensation Table on page 12 in the columns labeled "Salary" and "Bonus."

                             EMPLOYMENT AGREEMENTS

     General Motors Corporation believes that continuity in the Corporation's senior leadership group serves the Corporation best. To encourage this, each Named Executive Officer has agreed that if he leaves the Corporation he will not work for a competitor for up to two years. In addition, like other senior executives of the Corporation, the Named Executive Officers would be eligible to participate in certain incentive plans that will be submitted to stockholders for approval at the 2002 annual meeting. Each of the plans provides for vesting upon certain change in control events, as described in the discussion of Item 3 on page 25, and set forth in Exhibit A included at the end of this Proxy Statement.

     In December 2000, the Corporation entered into an employment agreement with John M. Devine. Under this agreement, Mr. Devine is guaranteed a bonus of not less than $1,500,000 for 2001 and $1,000,000 for 2002. If the Corporation terminates Mr. Devine's employment without cause, the Corporation will pay him up to two years base salary and target bonus. Mr. Devine also received a grant of 19,228 stock units which will vest and be paid in shares of Common Stock if the Corporation meets certain net margin goals during the period from October 1, 2000, to December 31, 2003. Also in connection with his employment agreement, the Corporation agreed to pay Mr. Devine other cash payments, replace certain supplemental pension obligations, and grant an option to purchase 300,000 shares of Common Stock, in each case to compensate Mr. Devine for benefits from a previous employer which were forfeited when his employment with General Motors commenced.

     In August 2001, the Corporation entered into an employment agreement with Robert A. Lutz for a term of three years. Under this agreement, Mr. Lutz is guaranteed a bonus of no less than $1,500,000 for the first 12 months of employment and $1,000,000 for the second twelve months of employment. At the time of hire, Mr. Lutz was granted restricted stock units, which will vest in equal installments during the term of the employment agreement. Mr. Lutz also received a grant of 19,228 stock units which will vest and be paid in shares of Common Stock if the Corporation meets certain net margin goals during the period from October 1, 2000, to December 31, 2003.

                            PERFORMANCE PRESENTATION

     The following graphs compare five-year cumulative return to stockholders for each of the two classes of General Motors common stocks against the Standard & Poor's (S&P) 500 Composite Stock Index and comparator data. Except as explained below, each line represents an assumed initial investment of $100 on January 1, 1997, and reinvestment of dividends over the period.

     For Common Stock, a comparison is made with Ford Motor Company and DaimlerChrysler Corporation. The data for DaimlerChrysler assumes an initial investment in Chrysler Corporation and conversion of Chrysler stock to DaimlerChrysler as a result of its merger with Daimler.


                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
     GENERAL MOTORS COMMON STOCK, S&P 500 INDEX, FORD, AND DAIMLERCHRYSLER

DATE        GM COMMON STOCK   S&P 500 INDEX         FORD       DAIMLERCHRYSLER

1996              100              100              100              100
1997              119              133              157              106
1998              145              171              291              158
1999              182              208              273              132
2000              132              189              227               73
2001              130              166              159               77

     Class H Common Stock was registered under Section 12 of the Exchange Act in late December 1997 and for purposes of this chart it is assumed that an initial $100 investment was made on December 31, 1997. Since 1999, the Class H Common Stock has been compared with the S&P 500 Index and the C. E. Unterberg-Towbin Satellite Index, which consists of satellite manufacturing and satellite services companies comparable with Hughes Electronics. However, publication of this Unterberg Index was discontinued in November 2001, and data included below reflects returns for that index through December 31, 2000. An additional comparison based on industry peer companies (the "Industry Peer Index") which includes AOL Time Warner, AT&T, Comcast Corporation, Cox Communications, EchoStar Communications Corporation, Gilat Satellite Networks, Ltd., Pegasus Communications, and SES Global-FDR has been developed to complete the analysis. The comparison assumes $100 invested in General Motors Class H Common Stock, in the S&P 500 Index and in the Industry Peer Index on December 31, 1997, and reflects dividend reinvestment and annual weighting of the Industry Peer Index by individual company market capitalization. Although the companies in the Industry Peer Index were selected because of similar industry characteristics, they are not entirely representative of the Corporation's business.


                        COMPARISON OF CUMULATIVE RETURN
              GENERAL MOTORS CLASS H COMMON STOCK, S&P 500 INDEX,
        C. E. UNTERBERG-TOWBIN SATELLITE INDEX, AND INDUSTRY PEER INDEX

                                          C.E. UNTERBERG-TOWBIN   INDUSTRY
DATE        GM CLASS H STOCK     S&P 500      SATELLITE INDEX    PEER INDEX

1997              100              100              100              100
1998              107              129              107              176
1999              260              156              250              248
2000              187              141              130              121
2001              125              125                               125

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the General Motors Board of Directors (the "Committee") is a standing committee comprised of five independent directors. It operates under a written charter adopted by the Board of Directors. The members of the Committee are Eckhard Pfeiffer (Chair), John H. Bryan, Nobuyuki Idei, Karen Katen, and Lloyd D. Ward. The Committee annually recommends to the Board of Directors the selection of the Corporation's independent accountants. That recommendation is subject to ratification by the Corporation's stockholders.

     Management is responsible for the Corporation's internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in its Charter, the Committee's responsibilities include the monitoring and oversight of these processes.

     Consistent with its Charter responsibilities, the Committee has met and held discussions with management and the independent accountants. In this context, management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants and discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Corporation's independent accountants have also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants' independence.

     Based upon the Committee's discussions with management and the independent accountants as described in this report and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                         Eckhard Pfeiffer (Chair)
                                         John H. Bryan
                                         Nobuyuki Idei
                                         Karen Katen
                                         Lloyd D. Ward

                                   ITEM NO. 2

     The By-laws of the Corporation provide that the selection of independent public accountants by the Audit Committee and the Board of Directors shall be submitted for ratification by the stockholders at the annual meeting. In accordance with the By-laws, the firm of Deloitte & Touche LLP has been selected as independent public accountants for the year 2002, and this selection is being presented to you for ratification. Representatives of Deloitte & Touche LLP will attend the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to answer any questions that you may have.

     Deloitte & Touche LLP has offices or affiliates in or convenient to most of the localities in the United States and other countries where the Corporation operates and is considered to be well qualified. The firm uses the work and reports of other independent auditors who have examined the financial statements of subsidiaries or investments included in the financial statements of the Corporation. Deloitte & Touche LLP rotates its personnel assigned to General Motors at least once every five years. The Audit Committee reviews and approves in advance any instance where the supervising partner responsible for the General Motors account is assigned for more than three years. If you do not ratify the selection of Deloitte & Touche LLP as independent public accountants, the Audit Committee will seek other accountants. Because of the difficulty and expense of making any change in public accountants so long after the beginning of the current year, however, it is likely that the appointment would stand for 2002 unless there were compelling reasons for making an immediate change.

     In addition to retaining Deloitte & Touche LLP to audit the Corporation's consolidated financial statements for the year ended December 31, 2001, the Corporation, its subsidiaries, and associates retained Deloitte & Touche LLP, as well as other accounting and consulting firms, to provide various other services in 2001, and expects to continue to do so in the future. Deloitte & Touche LLP includes Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which include Deloitte Consulting. Deloitte & Touche LLP has recently announced its intent to separate Deloitte Consulting from the firm. The aggregate fees billed to the Corporation in 2001 for professional services by Deloitte & Touche LLP, including Deloitte Consulting, for these various services were:

     * Audit Fees: $21 million for the audit of the Corporation's consolidated financial statements for the year ended December 31, 2001, and reviews of the Corporation's consolidated financial statements included in the Corporation's Quarterly Reports on Form 10-Q. None of these fees was billed by Deloitte Consulting;

     * Financial Information Systems Design and Implementation Fees: $6 million for services provided by Deloitte Consulting in connection with the design or implementation of financial information hardware or software systems;

     * All Other Fees:

       * $9 million for tax services provided by Deloitte & Touche LLP;

       * $21 million for audit-related services provided by Deloitte & Touche LLP, such as fees for statutory and employee benefit plan audits, consultation on accounting matters, procedures on SEC registration statements, and due diligence procedures associated with mergers and acquisitions;

       * $20 million for services provided by Deloitte Consulting for customer satisfaction process reengineering consulting at a subsidiary; and

       * $25 million for all other services (comprised of $23 million for services provided by Deloitte Consulting and $2 million for services provided by Deloitte & Touche LLP) consisting primarily of project management, process improvements, and assistance for systems not associated with the financial statements.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS, AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 2002. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY A DIFFERENT CHOICE.

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                                   ITEM NO. 3

     The General Motors executive incentive program currently consists of the General Motors 1997 Annual Incentive Plan, the General Motors 1997 Stock Incentive Plan, and the General Motors 1997 Performance Achievement Plan. The incentive program has been administered since 1937 by the Executive Compensation Committee (the "Committee"), a standing committee of the Board of Directors comprised entirely of independent directors.

     The current plans are scheduled to terminate on May 31, 2002. As in the past, prior to expiration of these plans, the Corporation carried out a detailed review of the executive compensation structure. To assist in this review process, the Committee and the Corporation engaged the services of William M. Mercer, Incorporated's executive compensation group.

     The Board of Directors believes that the Corporation's continued ability to attract, motivate, and retain highly qualified employees will have a direct impact on the future success and profitability of the Corporation. To that end, the incentive plans provide the Corporation with the ability to maintain competitive pay practices as benchmarked against two peer groups: a group of large, high-performing global companies (the "Comparator" group) and a group of companies recognized for the quality of their compensation practices (the "Best Practices" group). The Corporation's executive compensation program is designed so that a meaningful portion of each executive's total compensation opportunity is placed at-risk through awards made under the incentive plans. The final value of such awards is tied to the achievement of financial and operational excellence and the degree to which value is created for stockholders.

     As discussed in the Report on Executive Compensation, the 2002 plans have been designed to meet the requirements of Section 162(m) of the Internal Revenue Code for "performance-based" compensation. Consistent with the Committee's compensation deductibility policy, in the future the Corporation plans to seek stockholder approval where necessary to comply with appropriate rules and/or regulations. The foregoing, however, shall not preclude the Committee from making other compensation payments under different programs even if they do not qualify for tax deductibility under Section 162(m).

     If approved by a majority of the shares of common stock voted on the proposal at the 2002 annual meeting, the Corporation's executive incentive program, effective June 4, 2002, will include the General Motors 2002 Annual Incentive Plan, the General Motors 2002 Stock Incentive Plan, and the General Motors 2002 Long-Term Incentive Plan (previously titled the Performance Achievement Plan). If not approved, the Plans will not be adopted; however, in such event the Corporation may adjust cash compensation arrangements as it deems appropriate. The Plan documents are attached as Exhibit A and the Plan descriptions set forth below are qualified in their entirety by the complete Plan documents.

                           2002 ANNUAL INCENTIVE PLAN

     Under the 2002 Annual Incentive Plan, the Committee may grant awards at any time from June 4, 2002, through May 31, 2007.

     AMOUNT OF GRANTS. The Plan permits the Committee to make cash grants in such amounts and at such times as it may determine. The Committee may delegate to the Chief Executive Officer determination of individual awards to employees who are not officers of the Corporation. Any such determinations by the Chief Executive Officer shall be subject to a maximum funding amount, which shall be approved by the Committee. No individual shall be granted an award in excess of $7.5 million in any calendar year.

     TARGET AWARDS. Under the Plan, early each year the Committee will establish a targeted performance level at which a target performance award may be earned. The Committee will also identify threshold or minimum performance levels for payment of awards below which no award will be paid, and will establish the corresponding minimum awards. In determining the performance criteria applicable to any grant of awards, the Committee may use one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of one or more of the Corporation's common stocks, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or

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relative to the performance of other companies or to an index. If any event occurs during a performance period that requires changes to preserve the incentive features of this Plan, the Committee may make appropriate adjustments. The percentage of each target award that will become a final award will be determined by the Committee on the basis of the performance goals established and the performance achieved, as well as the quality of the employee's individual performance during the period, which for covered officers, whose compensation is subject to Section 162(m), will only involve negative discretion. Final awards may be less than or greater than 100% of the target award.

     ELIGIBILITY. To be eligible to receive an award under the Plan, a person must be an employee of the Corporation or a subsidiary as defined in the Plan or an individual who has been requested by the Corporation to accept employment with an entity in which the Corporation has a substantial ownership interest. It is anticipated that approximately 3,300 employees annually will be eligible to participate in the Plan, including approximately 25 officers of the Corporation.

                           2002 STOCK INCENTIVE PLAN

     Under the 2002 Stock Incentive Plan, the Committee may grant stock options or restricted stock units (RSUs) at any time from June 4, 2002, through May 31, 2007.

     AMOUNT OF GRANTS. The Plan provides for a pool of 27,400,000 shares of General Motors Common Stock from which options and RSUs may be granted, subject to adjustment in certain circumstances. The maximum number of shares which may be granted as RSUs shall not exceed one million shares of Common Stock. In addition, the Plan provides for the use of authorized but previously unissued and/or reacquired shares.

     Within the limits previously described, the Plan permits the Committee to make grants in such amounts and at such times as it may determine. The Committee may delegate to the Chief Executive Officer determination of individual grants for employees who are not officers of the Corporation. Any such determinations by the Chief Executive Officer shall be subject to a maximum number of shares approved by the Committee.

     ELIGIBILITY. To be eligible to receive an award under the Plan, a person must be an employee of the Corporation or a subsidiary as defined in the Plan or an individual who has been requested by the Corporation to accept employment with an entity in which the Corporation has a substantial ownership interest. It is anticipated that approximately 3,600 employees annually will participate in the Plan, including approximately 25 officers of the Corporation.

     STOCK OPTION GRANTS. Subject to adjustment as set forth in the Plan, the maximum option grant to any individual in any calendar year will not exceed one million shares. The Committee currently anticipates that the granting of stock options will normally be made on an annual basis.

     OPTION EXERCISE AND TERMINATION PROVISIONS. The Plan provides, in accordance with past practice, that Incentive Stock Options will be exercisable for a term of ten years from the date of grant, and non-qualified options will be exercisable for a term of ten years and two days from the date of grant (to distinguish them from Incentive Stock Options). The Plan also provides that, except as otherwise determined by the Committee, following termination of an employee's employment and contingent upon satisfaction of the conditions precedent described below, options held by each employee will expire ten years from date of termination of employment or, if earlier, the end of the original option term. However, if termination is due to death, the options will expire three years from the date of death or, if earlier, the end of the original option term.

     By accepting an option grant, an employee agrees to remain employed by the Corporation for a period of one year following the exercise of any option granted under this Plan. If the employee retires or terminates employment without the consent of the Committee and is employed by a competitor of the Corporation within one year of the date of exercise of a stock option, the employee will be required to repay to the Corporation the amount of any gain realized as of the time of the exercise.

     OPTION PRICE. Except in connection with certain acquisitions and/or reorganizations as described in the Plan, the option price will be not less than 100% of the fair market value of the stock at the time the option is granted. Shares purchased upon exercise of an option must be paid for in full at the time of exercise. Payment upon exercise may be made in cash or, unless determined otherwise by the Committee, by delivery

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of previously acquired shares of the same class of the Corporation's common stock, or through a broker-assisted cashless exercise program.

     RESTRICTED STOCK UNIT GRANTS. Subject to adjustment as set forth in the Plan, the maximum RSU grant to any individual in any calendar year will not exceed 250,000 shares. It is not intended that RSU awards will be made on a regular basis. In determining the performance criteria applicable to any grant of awards, the Committee may use one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of one or more of the Corporation's common stocks, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index. If any event occurs during a performance period that requires changes to preserve the incentive features of this Plan, the Committee may make appropriate adjustments.

     FEDERAL INCOME TAX CONSEQUENCES. Certain of the Federal income tax consequences applicable to the 2002 Stock Incentive Plan are set forth below:

     1. With respect to non-qualified options granted under the Plan: When an optionee exercises an option, the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option is taxed as ordinary income to the optionee in the year of exercise and generally will be allowed as a deduction for Federal income tax purposes to the Corporation in the same year. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain to the optionee, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

     2. With respect to incentive stock options granted under the Plan: When an optionee exercises an incentive stock option while employed by the Corporation or a subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than one year after the date of transfer, the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain to the optionee, and the Corporation will not be entitled to a tax deduction under such circumstances. Except as provided in (3) below, if the shares are disposed of (including the surrender of such shares to exercise another incentive stock option) prior to such date (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disqualifying disposition. The Corporation generally will be entitled to a Federal tax deduction equal to the amount of ordinary income so recognized by the optionee. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above in (1) for non-qualified stock options.

     3. Special rule if option price is paid for in shares: To the extent that an optionee pays all or part of the option price of a non-qualified option by tendering shares of Common Stock of the Corporation owned by the optionee, the rules described in (1) above apply except that the number of shares received upon such exercise, which is equal to the number of shares surrendered as payment of the option price, shall have the same tax basis and tax holding period as the shares surrendered. If the shares surrendered by the optionee in the exercise of a non-qualified option had previously been acquired by reason of the exercise of an incentive stock option granted to such optionee, the surrender of such shares is not a disqualifying disposition of such shares, but the shares received upon the exercise of the non-qualified option which are equal in number to the surrendered incentive stock option shares will still constitute incentive stock option shares. The additional shares received upon such exercise have a tax basis equal to the sum of the amount of ordinary income recognized and the amount of any cash paid on such exercise and a holding period that commences on the date of exercise.

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                         2002 LONG-TERM INCENTIVE PLAN

     Under the Long-Term Incentive Plan, the Committee may grant target awards at any time from June 4, 2002, through May 31, 2007.

     ELIGIBILITY. Eligibility under the Plan is the same as under the proposed Annual Incentive and Stock Incentive Plans above. Employees may participate in the Plan only upon recommendation of the Chief Executive Officer and with the approval of the Committee, except that the Committee alone has discretion with respect to participation by officers. It is anticipated that approximately 475 employees annually will participate in the Plan, including approximately 25 officers of the Corporation.

     PERFORMANCE PERIOD. It is anticipated that new grants will be made annually and will relate to a performance period which shall be determined at time of grant.

     TARGET AWARDS. Employees selected to participate in the Plan will be granted target awards which, in general, will be determined based on each participant's level of responsibility. At higher levels of responsibility, the target award will represent a greater portion of total compensation. At the beginning of each performance period, the Committee will establish a targeted performance level at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum beyond which no additional amounts will be paid. In determining the performance criteria applicable to any grant of awards, the Committee may use one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of one or more of the Corporation's common stocks, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

     FINAL AWARDS. The percentage of each target award that will become a final award will be determined by the Committee on the basis of the performance goals established and the performance achieved, as well as the quality of the employee's individual performance during the period, which for covered executives, whose compensation is subject to Section 162(m), will involve only negative discretion. Final awards may be less than or greater than 100% of the target award. The Committee may delegate to the Chief Executive Officer determination of individual final awards for employees who are not officers of the Corporation. Any such determinations by the Chief Executive Officer shall be subject to a maximum amount, which shall be approved by the Committee. No individual shall be granted a final award in excess of $10 million for any Plan period. If any event occurs during a performance period that requires changes to preserve the incentive features of this Plan, the Committee may make adjustments.

     FORM OF FINAL AWARD. Final awards may relate to, and upon vesting, be paid in the form of Common Stock, cash, or partly in stock and partly in cash, as the Committee may determine. Any stock delivered upon payment of final awards shall only be made with reacquired shares and will not be paid in the form of newly issued shares.

     PAYMENT OF FINAL AWARDS. Each final award may be subject to a vesting schedule, as determined by the Committee, except that a portion of the award may be deferred until after retirement. Vesting periods may vary depending on an executive's level of responsibility. At the Committee's discretion, dividend and/or interest equivalents may be paid on final awards during or at the end of the vesting period. Payment of final awards will be further contingent upon satisfaction of conditions precedent described below.

                     PROVISIONS COMMON TO EACH OF THE PLANS

     CONDITIONS PRECEDENT. Each of the Plans sets forth conditions, which must be satisfied if a participant is to receive delivery of award installments or exercise stock options following termination of employment. These conditions are that the participant must (1) continue to render services to the Corporation (unless this condition is waived by the Committee); (2) refrain from competitive activity and conduct that is inimical or in any way contrary to the best interests of the Corporation; and (3) furnish reasonable information with respect to the satisfaction of (1) and (2). The Committee has flexibility in interpreting and applying these provisions to ensure that the objectives of the Plan are realized in accordance with Corporate goals.

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     CHANGE IN CONTROL PROVISIONS. The 2002 Plans provide for the vesting of certain awards for active and retired executives in the event of a "Change in Control," which generally will be found to occur in one or more of the following events: a replacement of a majority of the members of the Board of Directors at one time or during any two-year period; acquisition by any person, other than GM or a subsidiary, of 20% or more of the voting power of Common Stock; certain mergers, consolidations, or other reorganizations in which General Motors is not the surviving company, and disposition of one-third or more of the fair market value of the Company's assets (excluding dispositions approved by the Board of Directors). Such a change in control event would have the following consequences:

     Annual Incentive Plan -- Outstanding awards vest and are paid on a pro rata basis at the greater of target award level or actual performance.

     Stock Incentive Plan -- Outstanding stock options vest and become exercisable. Outstanding restricted stock units vest immediately on a pro rata basis. Satisfaction of the conditions precedent described above will not be enforced in the event of a change in control.

     Long-Term Incentive Plan -- Outstanding awards vest and are paid on a pro rata basis at the greater of target award level or actual performance.

     The Committee believes it is important to include these provisions at this time to provide a measure of continuity and protection for the leadership team consistent with competitive compensation practices at major U.S. companies within our comparator group.

     NEW PLAN BENEFITS. The benefits or amounts that will be received by or allocated to the CEO, the named executive officers, all current executive officers as a group, and all employees who are not executive officers are not presently determinable. If the Plans had been in effect in 2001, the awards received by the Corporation's executive officers would have been the same as the awards actually received by such persons for 2001 under the 1997 Plans. The Summary Compensation Table on page 12 and the Long-Term Incentive Awards Table on page 14 list the 2001 awards for the CEO and the four other highest paid executive officers.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO APPROVE THE 2002 INCENTIVE PROGRAM, CONSISTING OF THE GENERAL MOTORS 2002 ANNUAL INCENTIVE PLAN, THE GENERAL MOTORS 2002 STOCK INCENTIVE PLAN, AND THE GENERAL MOTORS 2002 LONG-TERM INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 4

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, DC 20037, owner of 104 shares of Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

        "Resolved:

        Whereas General Motors intends to include Internet access as well as cell phones in some of its car models, and when driving, this will lead to distraction, and accidents, be it

        RESOLVED: That General Motors provide each year, in its Proxy Statement and/or Annual Report as well as its Environmental, Health and Safety Report, a detailed report of accidents caused by driver distraction due to driver use of the internet or cell phone in General Motors cars.

        REASONS: Roads are becoming more and more cluttered. A certain percentage of Internet users are "addicted" to the use of cyberspace and could create hazardous situations like holding up traffic lights or pulling off to park on shoulders if they access the Internet while driving.

        In addition, the risks of potential driver distractions, like using cell phones while driving, are already well known and causing considerable amounts of accidents.

        Stockholders are entitled to know full details on those accidents as well as GM's program to reduce driver distraction and accidents.

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        Last year the owners of 25.6 million shares, representing
        approximately 6% of shares voting, voted FOR this proposal.

        If you AGREE, please mark your proxy FOR this proposal."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     In 2001, Mrs. Davis made this proposal and General Motors responded by providing a summary of our efforts until that point in time. Below is an excerpt of that summary, along with updated information about GM's efforts to address the issue of driver distraction.

     "General Motors agrees that driver distraction is an important issue. However, distractions can come in many forms besides using a cell phone while driving. Common driver distractions range from noisy children in the back seat to eating fast food when driving. While any driver distraction may be implicated in a collision, determining what actually "caused" the collision is not a simple task.

     In general, vehicle manufacturers can thoughtfully integrate cell phone and telematics technologies into a vehicle with safeguards that make them appropriate for in-vehicle use. Comparable stand alone technologies may not contain similar safeguards.

     General Motors has taken a leadership role in addressing the issue of driver distraction. Since its outset in 1996, GM's OnStar System has been based on hands free, voice activated technology that has enabled its users to keep their hands on the steering wheel and eyes on the road.

     In April 2000, in part as a result of its experience with OnStar, GM became the first and so far only automaker to announce a set of common sense safety-driven principles to guide the research and development of future information delivery systems in our vehicles. Our systems will be designed to do four things:

     * Keep the driver's eyes on the road and hands on the wheel;

     * Minimize the number of steps required for the driver to perform any task;

     * Create a common interface for how drivers interact with the system; and

     * Utilize a lock-out protocol to prohibit especially demanding tasks while driving -- for example, such tasks as programming a navigation screen or using the type of computer screen that should be used only when the vehicle is in park."

     In October 2000, GM announced its "SenseAble Driving" campaign, which combines research, technology, and education to address the issue of driver distraction. As part of that program, GM created an education initiative, piloted with the Michigan Secretary of State and recently offered to state driver's licensing agencies across the country, to spread the message that drivers should drive with eyes on the road, hands on the wheel, and mind on the task of driving.

     This program is aimed at improving drivers' understanding about the importance of minimizing all forms of distractions while driving. Arming them with this kind of information will help drivers to make sensible choices about what they should and should not do while driving.

     In addition, in August 2001 GM announced the first comprehensive study of the OnStar database. Based on five years worth of cellular calls to the OnStar call centers for personal assistance, the research revealed that the embedded cellular phone has had an outstanding safety performance record. The study is the world's first analysis of a database that has extensive and actual -- not estimated -- information about whether a crash involving an airbag deployment occurred at the same time a cell phone was in use. The GM research concludes that the frequency of an airbag deployment crash at the same time that OnStar's embedded phone system was in use was rare, and that the chance an embedded cell phone actually caused a crash was even rarer.

     Finally, in November 2001, GM's "SenseAble Driving" program issued a policy encouraging employees to use hands-free devices while driving if they are using a cellular phone.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

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                                   ITEM NO. 5

     Nick Rossi, P.O. Box 249, Boonville, CA 95415, owner of 525 shares of Common Stock and 237 shares of Class H Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

        This topic won 45% approval at the PG&E 2000 shareholder meeting

             "Resolved:

        INDEPENDENT DIRECTORS

             General Motors Corporation shareholders recommend a bylaw be adopted that the board (and/or management, if applicable) nominate independent directors to key board committees to the fullest extent possible.

             An independent director is a director whose only nontrivial professional, familial or financial connection to the company, its Chairman, CEO or any other executive officer is his or her directorship. Further information on this definition is under ">Independent Director Definition" at the Council of Institutional Investors website www.cii.org.

             In addition to the Council of Institutional Investors many equity analysts and portfolio managers support this topic. Institutional Investors own 55% of GM stock.

        The key board committees are:
         *  Audit
         *  Nominating
         *  Compensation

        Also, request that any change on this proposal topic be put to shareholder vote -- as a separate proposal and apply to successor companies.

        What incentive is there for good corporate governance -- highlighted by independent directors on key committees?

             A survey by McKinsey & Co. shows institutional investors would pay an 18% premium for good corporate governance.

                  Source: Wall Street Journal   June 19, 2000

             A reason to take one step to improve
        Common sense would seem to support that when a number of items can be improved -- that making one improvement deserves attention. Specifically, at our company there are/were a number of practices allowed that institutional investors believe are less than optimum, for instance:

             1) Four of 12 directors (33%) can be non-independent inside employees.

             2) GM can have interlocking cross-directors at a company
                that GM does significant business with.

             3) One director can be affiliated with a company that does significant business with GM.

             American Society of Corporate Secretaries

        This proposal is consistent with these significant trends in the speech by Bradley Davis at the American Society of Corporate Secretaries Technology Seminar, March 2001:

        * Growing Focus on Independent Directors: Companies, both public and private, are placing increasing value on the expertise and perspective that independent directors can bring to their boards.

        * Increasing Scrutiny of Director Roles and Responsibilities:
          Shareholders are becoming more proactive in defining responsible governance and monitoring compliance.

        * The evolution of corporate governance presents new challenges for Corporate Secretaries, General Counsel and corporate officers, and fundamentally affects the execution of their

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          roles. These changes are a direct reflection of the growing mobility, accountability and independence of boards of directors.

        To increase shareholder value through greater director independence vote yes for:

                    INDEPENDENT DIRECTORS on KEY COMMITTEES
                                   YES ON 5"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has been, and continues to be, a strong proponent of board independence, and has already taken effective measures to ensure that its Audit Committee, Executive Compensation Committee, and Committee on Director Affairs (which acts as the Nominating Committee) are composed exclusively of independent directors. General Motors' widely acclaimed Guidelines on Significant Corporate Governance Issues, adopted by the Board in January 1994 and most recently revised in February 2002, states in Item 22: "Except for the Investment Funds Committee, committee membership will consist only of independent Directors as defined in By-law 2.12" (emphasis added). Section 2.12 of the GM By-laws gives a definition of "independent" that is consistent with those as used by major pension funds, the NYSE, and investment advisory firms:

     "[A] director who: (i) is not and has not been employed by the corporation or its subsidiaries in an executive capacity within the five years immediately prior to the annual meeting at which the nominees of the board of directors will be voted upon; (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to the corporation or its subsidiaries; (iii) is not affiliated with a significant customer or supplier of the corporation or its subsidiaries; (iv) does not have significant personal services contract(s) with the corporation or its subsidiaries; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the corporation or its subsidiaries; and
     (vi) is not a spouse, parent, sibling or child of any person described by
     (i) through (v)."

     In compliance with the Guidelines, the Board of Directors has six standing committees, five of which are wholly comprised of independent directors as defined by Section 2.12 of the GM By-laws. This includes the Audit Committee, the Executive Compensation Committee, and the Committee on Director Affairs. Of the total 26 committee memberships on the six standing committees, 25 are considered independent. The Chairman's membership on the Investment Funds Committee is the sole instance where an employee-director serves on a Board committee.

     The Board of Directors believes that the goal of this proposal has already been achieved through the Guidelines, and that the proposal is therefore unnecessary and not in the best interests of the stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6

     John S. Lauve, 200 North Saginaw, Holly, MI 48442, owner of 412 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

        "Proposal:

             We recommend to the Directors that they increase the stock dividend. It has been frozen for years. We recognize that the Directors are protected from direct instruction by the SEC and Delaware law, but mere stockholders can still express a desire.

        Reasons:

             Stockholder enthusiasm and value are a function of return on their investment (ROI). If you hold on to the stock for years, the only cash return is the dividend. The stock is worth less than it was 2 years and 1 year ago. The Directors authorized a strike that cost approximately $5 share. This money could have been available for stockholder rewards. The Directors should take care of the investor stockowner, as well as themselves and management."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The GM Board has established a track record of implementing stockholder value enhancement initiatives. Since early 1997, the Corporation has returned over $37 billion of capital to its GM $1 2/3 stockholders, through stock buybacks, dividends, and distributions implementing spin-offs and split-offs of portions of GM's operations.

     Paying cash dividends is an important element of this program but certainly not the only one. GM is focused on establishing a payout ratio for regular cash dividends that can be sustained in the long run so that we can reduce the number of downward adjustments that may be required during challenging periods in the ebb and flow of the economic cycle. GM believes that reducing volatility in its dividends is an important factor in maintaining stockholder value. GM's current annual dividend has been $2.00 per share since 1997.

     In addition, when considering the appropriate dividend level, the Board reviews current and forecast global cash allocation and investments that are expected to result in higher value for our stockholders.

     Finally, it is important to note that as of March 2002, GM stockholders benefit from one of the highest dividend yields among all stocks composing the Dow Jones 30 Index.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 7

     John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owner of 50 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

           This topic won 41% of the yes-no shareholder vote in 2001

        General Motors shareholders request that our board seek shareholder approval prior to adopting any pill and also redeem or terminate any pill now in effect unless it has been approved by a shareholder vote at the next shareholder meeting.

        Why require a shareholder vote to adopt or maintain a poison pill?

        * Pills give directors absolute veto power over any proposed business combination, no matter how beneficial it might be for shareholders.

                Power and Accountability
                By Nell Minow and Robert Monks

        * Shareholder right to vote on poison pill proposals won an overall 57% approval from shareholders at 24 major companies in 2000.

        * This proposal topic won more than 50% shareholder yes-no votes from the Delphi Automotive Systems (GM-spinoff) shareholders in 2000 and 2001.

             Negative Effects of Poison Pills on stock value

        A study by the Securities and Exchange Commission found evidence that the negative effect of poison pills to deter profitable takeover bids outweigh benefits.

             A study by Professor John Pound of Harvard's Corporate Research Project found higher corporate performance when there was no poison pill.

             Many institutional investors believe poison pills should be voted on by shareholders. At a minimum, many institutional investors believe that shareholders should have the right to vote on the need of such a powerful tool, which can entrench existing management.

             A poison pill can insulate management at the expense of shareholders. A poison pill is such a powerful tool that shareholders should be able to vote on whether it is appropriate.

             In my opinion, the right for a shareholder vote on poison pills will avoid an unbalanced concentration of power in the directors who could restrict the rights of shareholders.

             GM at odds with institutional investors?

        In reviewing our directors' stand on this proposal topic, and to other shareholder proposal topics on the 2002 ballot, it may be useful to ask whether our directors are at odds with the recommendation of some key institutional investors and influential proxy analysts. Our directors' at-odds stand was clear in previous elections. Often directors' arguments are not a balanced view of the pro and con arguments. They can be focused on only one side of the issue.

             Evaluating the merits of shareholder proposals

        Some shareholders may look to institutional shareholders for leadership in evaluating the merits of shareholder proposals. Institutional shareholders have the fiduciary duty to encourage an independent analysis -- plus the staff and resources to study the issues thoroughly from a shareholder-value perspective.

             Shareholders welcome more information

        Shareholders welcome more information on the vote-no solicitation that our company conducted against this proposal in 2001. For some reason our company assigned valued staff to lobby shareholders to vote no on this topic. It is curious that our company would go to this length to influence the vote when there was no vote-yes campaign to react to.

             Is our company friendly to shareholders beyond a superficial level

        Our company went to the length of filling (sic) papers to entirely prevent shareholders from voting on this topic and 4 other topics at the annual meeting. This effort failed.

        In the interest of shareholder value, vote yes for:

                        SHAREHOLDER VOTE ON POISON PILLS
             This topic won 41% of yes-no shareholder votes in 2001
                                   YES ON 7"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that the action requested in this proposal is unnecessary and ill-advised. The Board of Directors has not adopted a shareholder rights plan (sometimes called a "poison pill") and has no present intention to adopt one. Circumstances could arise in the future, however, where the adoption of such a plan would be an important tool for protecting the interests of the Corporation's stockholders in compliance with the fiduciary duties of the Board of Directors. Requiring stockholder approval for the adoption of a rights plan would impede the ability of the Board of Directors to adopt such a plan in a timely manner for the benefit of stockholders if circumstances warrant.

     Rights plans are designed to strengthen the ability of a board of directors, in the exercise of its fiduciary duties, to maximize stockholder value and protect stockholders from unfair and abusive takeover tactics. That is why more than 2,000 companies, including more than half of the companies in the S&P 500 Index, have adopted some type of rights plans.

     Contrary to the proponent's suggestion, the ability to adopt a shareholder rights plan does not give a board of directors absolute veto power over any business combination. Rather, in upholding the legal validity of shareholder rights plans, the Delaware Supreme Court has made it clear that far from having absolute discretion a board is required to act in accordance with its fiduciary duties in adopting and maintaining a rights plan. As a result, rights plans neither prevent unsolicited proposals from being made nor prevent companies from being acquired at prices that are fair and adequate. In fact, a study of takeover data from 1992 through 1996 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that the presence of a rights plan neither increased the likelihood of defeat of an unsolicited takeover proposal nor reduced the likelihood of a company becoming a takeover target. The same Georgeson & Company study found that the premiums paid to acquire companies with rights plans averaged eight percentage points higher than premiums for companies without such plans.

     In recommending a vote against the proposal, the Board of Directors has not determined that a rights plan should be adopted by the Corporation. Any such determination would be made only after careful deliberation, in light of all circumstances then prevailing and in the exercise of the Board's fiduciary duties. In this regard, it should be noted that under GM's widely respected Corporate Governance Guidelines, the Board of Directors consists of a majority of directors who are independent of the Corporation, and that the Board is not classified into staggered terms but is annually elected in its entirety.

     In addition, if the management of General Motors determines that circumstances make a rights plan desirable, it will include a so-called "TIDE" provision in any rights plan it might recommend to the Board of Directors. (TIDE stands for Three-Year Independent Director Evaluation.) The TIDE provision would establish a committee of independent directors who would review the rights plan every three years and, if a majority of that committee deemed it appropriate, would recommend that the full Board modify or terminate the plan. To support its deliberations, the committee would engage investment bankers and lawyers to evaluate company performance, markets, and developments in corporate law relating to rights plans and provide a report and recommendations to the committee. A simple majority of the full Board could then take action to modify or terminate the rights plan (unless the terms of the plan required approval by a larger proportion).

     The recommendation against the proposal is based on the Board's belief that it would not be wise to limit the flexibility of the Board of Directors to act in the best interests of GM stockholders if circumstances arise in the future that would warrant the adoption of a rights plan.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 7. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 8

     Ray T. Chevedden, 5965 S. Citrus Ave., Los Angeles, CA 90043, owner of 2,000 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

        General Motors shareholders request that our company adopt a Directors' compensation bylaw for our Directors to be paid with GM current voting stock as the major or full amount of their retainer with an incentive award tied to the stock value.

        This proposal requests the greatest flexibility to adopt the spirit and the letter of this proposal to the fullest extent possible and as soon as possible. This proposal topic is not intended to interfere with existing agreements. It applies to Directors who are not employees.

        This proposal topic won 33% of the yes-no vote at the UAL Corp. (United Airlines) 2001 annual meeting.

             GM Directors may take more interest in our company if more of their own money is on the line

        GM directors are allowed to own only 1,000 shares.

        Many companies require directors to own a minimum amount of stock to ensure they have a personal interest in the firm's performance -- just like shareholders. For example, oil refiner Sunoco Inc. (SUN) expects directors to own $220,000 of stock.

             GM directors can own token stock

           In the interest of encouraging significant director stock
                              ownership, vote yes:
                Director's $120,000 Retainer to be Paid in Stock
                                   YES ON 8"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     GM's compensation package for non-employee directors is designed to enable the Board to attract and retain highly talented members while providing appropriate incentives to enhance stockholder value. As a complex business, GM must have Board members with a broad range of experience and knowledge and backgrounds from a wide array of industries and other institutions. Corporations compete vigorously for top director candidates, and compensation must be competitive and multi-faceted to attract highly qualified and diverse directors.

     In recent years, GM has increased its emphasis on stock and stock options as the most significant element of director compensation to reinforce the alignment of directors' and stockholders' interests. Currently, each non-employee director receives at least 66% of total compensation in Common Stock or stock based awards. Many directors also elect to defer all or a portion of their remaining compensation in units of Common Stock.

     Clearly, stock is already the most important part of the total compensation GM pays non-employee directors. However, the proposal would force GM to eliminate any cash compensation for non-employee directors. GM believes that it must have the flexibility to design an appropriate, competitive compensation package for directors, and annually benchmarks its non-employee director compensation against comparable corporations. Rigid requirements like the proposal could make it more difficult for GM to attract the kind of diverse board members needed to represent the stockholders' interest in perpetuating a successful business including optimizing long-term financial returns.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 8. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

EXPENSES OF SOLICITATION

The Corporation will pay the cost of this solicitation of proxies. General Motors will solicit proxies by mail and electronic means, and the directors, officers, and employees of GM may also solicit proxies. These persons will not receive any additional compensation for such services. In addition, GM has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

OTHER MATTERS

The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to all additional matters that might come before the annual meeting.

IF YOU VOTE BY MAIL, WE ENCOURAGE YOU TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY CARD. YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS; JUST SIGN, DATE, AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. IF YOU VOTE THROUGH THE INTERNET OR BY TELEPHONE, SIMPLY FOLLOW THE INSTRUCTIONS ON THE ENCLOSED FORM. THANK YOU FOR YOUR COOPERATION AND YOUR PROMPT RESPONSE.

                                   By order of the Board of Directors,

                                                       Nancy E. Polis, Secretary

April 18, 2002

                                                                       EXHIBIT A
                   GENERAL MOTORS 2002 ANNUAL INCENTIVE PLAN

      1. The purposes of the General Motors 2002 Annual Incentive Plan (this "Plan") are to reward performance and provide incentive for future endeavor to employees who contribute to the success of the business by making them participants in that success.

      2(a). The Executive Compensation Committee of the General Motors Board of Directors (the "Committee"), as from time to time constituted pursuant to the by-laws of General Motors Corporation (the "Corporation"), may, prior to June 1, 2007, authorize the granting to employees of the Corporation of annual target awards. The Committee, in its sole discretion, shall determine the performance levels at which different percentages of such awards shall be earned, the collective amount for all awards to be granted at any one time, and the individual annual grants with respect to employees who are officers of the Corporation. The Committee may delegate to the Chief Executive Officer responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not officers of the Corporation. All such awards shall be denominated and paid in cash (U.S. dollars or local currency equivalent).

      2(b). Prior to the grant of any target award, the Committee shall establish for each such award performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range
(which need not be the same for all awards) within which greater and lesser percentages shall be earned. The term "enterprise" shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.

      2(c). With respect to the performance levels to be established pursuant to paragraph 2(b), the specific measures for each grant shall be established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of one or more of the Corporation's common stocks, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

      2(d). If any event occurs during a performance period which requires changes to preserve the incentive features of this Plan, the Committee may make appropriate adjustments.

      2(e). Except as otherwise provided in paragraph 6, the percentage of each target award to be distributed to an employee shall be determined by the Committee on the basis of the performance levels established for such award and the performance of the applicable enterprise or specified portion thereof, as the case may be, during the performance period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for officers of the Corporation to reflect individual performance during such period, which for covered officers will involve only negative discretion. A covered officer is any individual whose compensation in the year of expected payment of an award will be subject to the provisions of Section 162(m) of the Internal Revenue Code, as determined by the Committee. Adjustments to awards to reflect individual performance for employees who are not officers of the Corporation may be made by the Chief Executive Officer. Any target award, as determined and adjusted pursuant to this paragraph 2(e) and paragraph 6, is herein referred to as a "final award." The total aggregate final award paid to any employee for any one year shall not exceed $7.5 million. The Committee shall certify the final awards earned by covered officers in writing prior to any award payments.

      3. Subject to such additional limitations or restrictions as the Committee may impose, the term "employees" shall mean persons (a) who are employed by the Corporation, or any subsidiary (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or
(b) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in 3(a) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" shall mean (i) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation, or (ii) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The Committee shall, among other things, determine when and to what extent individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and shall determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

      4(a). Target awards which have become final awards may be subject to a vesting schedule established by the Committee. Except as otherwise provided in this Plan, no final award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting, and the unpaid portion of any final award shall be subject to the provisions of paragraph 6. The Committee shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan. As a condition to the vesting of all or any portion of a final award the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation, except for awards that vest pursuant to paragraph 12 of this Plan.

      4(b). With respect to target awards which have become final awards as provided in paragraph 2(e), the Committee may, in its discretion, pay to the participant interest on all portions thereof which are unvested. No holder of a target award shall have any rights to interest prior to such target award becoming a final award. Any interest payable with respect to such unvested final awards shall be paid at such times, in such amounts, and in accordance with such procedures as the Committee shall determine.

      5(a). An employee shall be eligible for consideration for a target award based on such criteria as the Committee shall from time to time determine.

      5(b). No target award shall be granted to any director of the Corporation who is not an employee at the date of grant.

      6(a). Payment of any final award (or portion thereof) to an individual employee shall be subject to the satisfaction of the conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under paragraph 6(c) below, the failure by any employee to satisfy such conditions precedent shall result in the immediate cancellation of the unvested portion of any final award previously made to such employee and such employee shall not be entitled to receive any consideration in respect of such cancellation.

      6(b). If any employee is dismissed for cause or quits employment without the prior consent of the Corporation, the unvested portion of any final award previously made to such employee shall be canceled as of the date of such termination of employment, and such employee shall not be entitled to receive any consideration in respect of such cancellation.

      6(c). Upon termination of an employee's employment for any reason other than as described in (b) above, the Committee may, but shall not in any case be required to, waive the condition precedent relating to the continued rendering of services in respect of all or any specified percentage of the unvested portion of any final award, as the Committee shall determine. To the extent such condition precedent is waived, the Committee may accelerate the vesting of all or any specified percentage of the unvested portion of any final award.

      6(d). For purposes of this Plan, a qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not constitute a termination of employment, except that a final award shall not vest during a leave of absence granted an employee for local, state, provincial, or federal government service.

      6(e). If employment of an employee is terminated by death, all final awards not currently vested shall immediately vest.

      7. Subject to paragraph 6, all final awards which have vested in accordance with the provisions of this Plan shall be paid as soon as practicable following the end of the related vesting period. If the Corporation shall have any unpaid claim against an employee arising out of or in connection with the employee's employment with the Corporation, such claim may be offset against awards under this Plan. Such claim may include, but is not limited to, unpaid taxes, the obligation to repay gains pursuant to paragraph 5(e) of the General Motors 2002 Stock Incentive Plan, or Corporate business credit card charges.

      8. To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder shall be paid from the general assets of the Corporation. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and any employee, former employee, or any other person.

      9. The expenses of administering this Plan shall be borne by the Corporation.

     10. Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award shall be assignable or transferable and, during the lifetime of the employee, any payment in respect of any final award shall be made only to the employee. An employee shall designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the employee under this Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on forms prescribed by and filed with the Secretary of the Committee. In case of the employee's death, the amounts distributable to the employee under this Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated beneficiary or beneficiaries. The amount distributable to an employee upon death and not subject to such a designation shall be distributed to the employee's estate or legal representative. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the employee, in which event the Corporation shall have no further liability to any party with respect to such amount.

     11. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan, (b) the determination of the number of installments, and (c) the determination of the vesting schedule for final awards, may be delegated to the Chief Executive Officer; provided, however, the Committee shall not delegate to the Chief Executive Officer any powers, determinations, or responsibilities with respect to officers of the Corporation. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Chief Executive Officer. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.

     12. Upon the effective date of any Change in Control of the Corporation as defined in this paragraph all outstanding awards granted under this Plan shall vest and be paid on a pro rata basis based on the greater of target award level or actual performance. A "Change in Control" shall mean the occurrence of one or more of the following events: (a) any "person" or "group" as those terms are used in the Securities Exchange Act of 1934, as amended, other than any employee benefit plan or GM or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the current beneficial owner of GM voting securities representing 20% or more of the combined voting power of GM's then outstanding securities; (b) during any two-year period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board of nomination for election by the Corporation's stockholders was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; (c) GM merges or consolidates with any other corporation or other entity, other than a merger or consolidation (i) that would result in all or a portion of the voting securities of GM outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting securities of GM or such surviving entity outstanding immediately after such merger or consolidation or (ii) by which the corporate existence of GM is not affected and following which GM's chief executive officer would retain his or her position with GM and the GM directors would remain on the Board of the Corporation and constitute a majority thereof; (d) GM sells or otherwise disposes of all or substantially all of its assets; or (e) the stockholders of the Corporation approve a plan of complete liquidation of GM.

     13. The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action shall (a) adversely affect the rights of an employee with respect to previous target awards or final awards under this Plan (except as otherwise permitted under paragraphs 2(d), 4, or 6), and this Plan, as constituted prior to such action, shall continue to apply with respect to target awards previously granted and final awards which have not been paid, or (b) without the approval of the stockholders, (i) increase the limit on the maximum amount of final awards provided in paragraph 2(e), or (ii) render any director of the Corporation who is not an employee at the date of grant or any member of the Executive Compensation Committee or the Audit Committee, eligible to be granted a target award, or (iii) permit any target award to be granted under this Plan after May 31, 2007.

     14. Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.

     15. This Plan shall be effective on June 4, 2002, if approved by the stockholders of the Corporation at the 2002 annual meeting.

                    GENERAL MOTORS 2002 STOCK INCENTIVE PLAN

      1. The purposes of the General Motors 2002 Stock Incentive Plan (this "Plan") are to provide incentive for the creation of stockholder value and provide employees with the opportunity for long-term capital accumulation through the grant of options and restricted stock units to acquire shares of Common Stock, $1 2/3 par value ("Common Stock") of General Motors Corporation (the "Corporation"). Subject to such additional limitations or restrictions as may be imposed as provided below, the term "employees" shall mean persons (a) who are employed by the Corporation or any "subsidiary" (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (b) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (a) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" means (i) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (ii) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The rights reserved herein shall, among other things, permit the Executive Compensation Committee of the General Motors Board of Directors (the "Committee"), as from time to time constituted pursuant to the by-laws of the Corporation, to determine when, and to what extent, individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and to determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

      2. Subject to the provisions of paragraph 10, the aggregate number of shares of stock with respect to which options and restricted stock units may be granted under this Plan shall not exceed 27,400,000 shares of Common Stock; provided, however, subject to the provisions of paragraph 10, the maximum number of shares of stock which may be granted in the form of restricted stock units under this Plan shall not exceed 1,000,000 shares of Common Stock. Subject to the provisions of paragraph 10, no individual may be granted options in any calendar year covering more than 1,000,000 shares of Common Stock, and no individual may be granted restricted stock units in any calendar year covering more than 250,000 shares of Common Stock. If, prior to June 1, 2007, all or any portion of an option granted under this Plan or the 1997 Plan shall have expired or terminated for any reason without having been exercised in full or all or any portion of a restricted stock unit shall have failed to vest, the corresponding unpurchased or undelivered shares shall (unless this Plan shall have been terminated) again become available for grant under the terms of this Plan. In the event that any option granted hereunder or under the 1997

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Plan is exercised through the delivery of shares or in the event that withholding tax liabilities arising from any award are satisfied by the withholding of shares by the Corporation, the number of shares available for awards under the Plan shall be increased by the number of shares so surrendered or withheld.

      3. The Committee may, at such time or times as it may determine prior to June 1, 2007, establish for any calendar year a maximum number of shares, consistent with the provisions of paragraph 2, to be awarded as stock options and restricted stock units for such year. To the extent authorized by the Committee, the Chief Executive Officer may grant options and restricted stock units, within the maximum number of shares established by the Committee, to employees selected by him or her, except that no such grant may be made by the Chief Executive Officer to employees who are officers of the Corporation or members of the Board of Directors. The Committee shall make all grants of stock options and restricted stock units to employees who are officers of the Corporation. Determinations as to whether the options granted shall be "incentive stock options" within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options, and as to any restrictions which shall be placed on options and restricted stock units, shall be made by the Committee under such procedures as it may, from time to time, determine.

      4. Except as provided in paragraph 9, the purchase price of the shares of stock under each option shall be not less than 100% of the fair market value (but in no event less than the par value) of such stock at the time the option is granted, such fair market value to be determined based on the mean of the highest and lowest sales prices as reported for such class of stock in The Wall Street Journal, or if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee for the date of grant. In accordance with such rules and procedures as the Committee may establish, the aggregate fair market value (determined as of the time of option grant) of the stock with respect to which incentive stock options granted and held by an employee which are exercisable for the first time by such employee during any calendar year under this Plan and all other plans of the Corporation (and any subsidiary or any parent corporation within the meaning of Section 424 of the Code, or any successor provision), shall not exceed $100,000 (except that such amount may be adjusted by the Committee as appropriate to reflect any amendment of Section 422 of the Code). The terms of any incentive stock option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

      5. Options granted under this Plan shall be subject to the following provisions, except as otherwise determined by the Committee:

      5(a). Vesting and Exercise. Except in the case of death, no option shall vest or become exercisable prior to the first anniversary date of the date of the option grant (or such later date as may be established by the Committee or its delegate(s)); after such date options shall be exercisable only in accordance with the terms and conditions established at the time of grant. Beginning on the first anniversary date of the option grant, stock options will become exercisable in one-third increments. Subject to paragraph 5(d), the first increment may be exercised on or after the first anniversary date and the second and third increments may be exercised on or after the second and third anniversaries of the date of grant. As a condition to the exercise of any option, an employee may be required, among other things, to enter into such agreements as are considered by the Committee to be appropriate and in the best interests of the Corporation.

      5(b). Term of the Option. The normal expiration date of the option shall be determined at the time of grant, provided that each such option shall expire not more than ten years and two days after the date the option was granted or, in the case of an "incentive stock option," ten years after the date such option was granted.

      5(c). Conditions Precedent. Except for options that vest pursuant to paragraph 14, the exercise of any option shall be subject to satisfaction of the following conditions precedent: (i) that the employee refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary, except that employment at the request of the Corporation or with the specific approval of the Corporation, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary; (ii) that the employee refrain from otherwise acting in any manner inimical or in any way contrary to the best interests of the Corporation; and (iii) that the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. In addition, by accepting the grant of an option, the employee will thereby agree to remain in the employment of the Corporation for a period of one year after the date of exercise of any such option, unless such employment is terminated by death or retirement.

      5(d). Termination of Employment. Notwithstanding the following provisions, the Committee may at any time prior to any termination of employment under circumstances covered by this clause, determine that options shall vest or terminate on the date of notice of termination of employment, or such later date as it may deem appropriate. In addition, the Committee may from time to time determine in its discretion that optionees retiring from the organization during specified time periods under specified circumstances may vest and retain some portion of those options granted in the year the retirement occurs.

      (i) If an employee is terminated for cause or quits employment without the prior written consent of the Corporation, all options (both vested and unvested) shall be forfeited and terminate on the date of termination of employment or, if earlier, the date cause exists.

      (ii) If an employee retires from the Corporation at age 62 or older with ten or more years of credited service, subject to the other terms and conditions of the Plan, all vested options will remain exercisable for the full remaining term.

      (iii) If employment is terminated by reason of death, all options shall immediately vest and remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such option.

      (iv) If an employee becomes disabled, unvested options will continue to vest while the employee remains on the disability leave and, subject to the other terms and conditions of the Plan, vested options will remain exercisable for the full remaining term.

      (v) If employment terminates for any reason other than as set forth above at any time on or after the first anniversary of the date of grant of an option, subject to the other terms and conditions of the Plan, all vested options will remain exercisable until the third anniversary of the date of termination of employment or, if earlier, the expiration date of such option.

      (vi) If employment terminates for any reason (other than death) prior to the first anniversary of the date an option is granted, the option shall be forfeited and terminate on the date of termination of employment.

      5(e). Forfeiture of Gains on Exercise. If the employee terminates employment in breach of the covenants and conditions precedent set forth in
Section 5(c) and becomes employed by a competitor of the Corporation within one year after the date of exercise of any stock option, the employee shall pay to the Corporation an amount equal to any gain from such exercise, determined by multiplying the difference between the mean of the highest and lowest market price as reported in The Wall Street Journal, or if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee for the date of the option exercise and the exercise price of the option (without regard to any subsequent market price decrease or increase) by the number of option shares exercised. Any such option gain realized by the employee from exercising an option shall be paid by the employee to the Corporation within thirty days of the date of becoming employed by a competitor. By accepting an option grant under this Plan, the employee consents, to the extent permitted by law, to a deduction of an amount equal to such option gain from any amounts the Corporation owes the employee, including, but not limited to, amounts owed as wages or other compensation, fringe benefits, or vacation pay.

      5(f). Leave of Absence. For purposes of this Plan, a qualifying leave of absence shall not constitute a termination of employment, except that an option shall not be exercisable during a leave of absence granted an employee for local, state, provincial, or federal government service.

      5(g). Payment of Exercise Price; Withholding Taxes. All shares purchased upon exercise of any option shall be paid for in full at the time of purchase. Such payment shall be made (i) in cash, (ii) through delivery of shares (provided that the shares, other than shares purchased on the open market, must be held for at least six months) of the same class of stock as the option shares, or (iii) a combination of cash and stock. Any shares delivered pursuant to subsection (ii) or (iii) of the preceding sentence shall be valued at their fair market value based on the mean of the highest and lowest sales prices as reported in The Wall Street Journal, or if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee for the date of exercise of the option. If payment of federal, state, and/or local withholding taxes is required in connection with the exercise of an option, the optionee will, at the time of exercise, pay such taxes in cash or stock (including shares obtained from the exercise and delivery of option shares up to the statutory minimum required withholding amount). To the extent authorized by the Committee, any exercise of an option granted under this Plan may be made in accordance with any cashless exercise program approved by the Committee.

      5(h). Dividends. No holder of any option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to the option prior to purchase of such shares upon exercise of the option.

      5(i). Transferability. With the exception of transfer by will or the laws of descent and distribution, or as otherwise provided in paragraph 7, no option shall be assignable or transferable, and an option shall be exercisable during the life of an employee only by such employee.

      6. Restricted stock units (sometimes referred to herein as "RSUs" or "Units") granted under this Plan shall be subject to the following provisions:

      6(a). Subject to adjustments contemplated under paragraph 10 of this Plan,
(i) a Unit granted hereunder shall relate to one share of Common Stock (a "Corresponding Share"), as the Committee shall determine, and (ii) the value of a Unit at any time shall be the fair market value of the Corresponding Share, determined in accordance with procedures established by the Committee.

      6(b). Subject to the terms of this Plan, the Committee shall determine the number of Units to be granted to an employee and the terms and conditions applicable to the grant (a "Unit Grant") of such Units. Subject to the terms of this Plan, the Committee may impose different terms and conditions on any particular Unit Grant made to any particular employee.

      6(c). Subject to the satisfaction of the conditions precedent set forth under paragraph 6(d) below and such additional conditions as may be imposed by the Committee, each Unit Grant shall vest at the time or times determined by the Committee, provided that the Committee, in making such determination, shall establish the vesting increments (including their number, amounts, and timing) so as to carry out the purposes of this Plan. Within the limitations specified in the preceding sentence, the Committee may, in its sole discretion, modify vesting provisions with respect to the unvested portion of any Unit Grant if, in the judgment of the Committee, circumstances outside the control of the Corporation have so changed as to make such modifications necessary or advisable in order to preserve the reward and incentive purposes of this Plan. As a condition to the vesting of all or any portion of a Unit Grant, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation. In addition, the Committee may establish performance vesting criteria with respect to all or any portion of a Unit Grant which relate to and are contingent upon the satisfaction of specific goals established by the Committee at the time of the Unit Grant. Such goals may be based upon or relate to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of one or more of the Corporation's common stocks, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index. With respect to any Unit Grant which is subject to performance vesting, the Committee shall establish for each such award performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned. The term "enterprise" shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.

      6(d). (i) Except for Unit Grants that vest pursuant to paragraph 14 of this Plan, the vesting of each Unit Grant shall be subject to the satisfaction of the conditions precedent that: (A) the employee continue to render services as an employee (unless waived by the Committee), (B) the employee refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (C) the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under (iii) below, the failure by any employee to satisfy such conditions precedent shall result in the immediate cancellation of any unvested or unpaid portion of any Unit Grant previously made to such employee and all Units still covered by such Unit Grant, and such employee shall not be entitled to receive any consideration in respect of such cancellation. (ii) If any employee is dismissed involuntarily or quits employment without the prior written consent of the Corporation, the unvested or unpaid portion of any Unit Grant previously made to such employee, and all Units still covered thereby shall be canceled as of the date of such termination of employment, and such employee shall not be entitled to receive any consideration in respect of such cancellation. (iii) Upon termination of an employee's employment for any reason other than as described in (ii) above, the Committee may, but shall not in any case be required to, waive the condition precedent relating to the continued rendering of services in respect of all or any specified percentage of the unvested portion of any Unit Grant, as the Committee in its discretion shall determine. To the extent such condition precedent is waived, the Committee may, in its discretion, accelerate the vesting of all or any specified percentage of the unvested portion of any Unit Grant. (iv) For purposes of this Plan, a qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not constitute a termination of employment, except that a Unit Grant shall not vest during a leave of absence granted an employee for local, state, provincial, or federal government service.

      6(e). With respect to any dividend or other distribution on any Corresponding Shares, the Committee may, in its discretion, authorize current or deferred payments (payable in cash or stock or a combination thereof, as determined by the Committee) or appropriate adjustments to outstanding Unit Grants to reflect such dividend or distribution.

      6(f). (i) Upon vesting of all or any portion of a Unit Grant, the percentage of the Unit Grant then vesting will be applied to the total number of Units then covered by such Unit Grant, and the proportionate number of Units so computed, disregarding fractional Units, will be paid to such Participant in the form of the respective Corresponding Shares of General Motors Common Stock, or in cash based on the fair market value of the Corresponding Shares on the vesting date, or partly in cash and partly in the applicable Corresponding Shares of General Motors stock as the Committee in its sole discretion shall determine. Such stock, or the related cash payment, will be delivered, in accordance with procedures to be established by the Committee, and upon satisfaction of the applicable withholding requirements, as soon as practicable after such vesting date. (ii) In the discretion of, and in accordance with procedures to be established by the Committee, Corresponding Shares up to the statutory minimum, or cash of equivalent value, may be designated for, and delivered to, the Corporation in satisfaction of any federal, state and/or local withholding taxes applicable to the payment of Units.

      6(g). Unless otherwise determined by the Committee, no holder of a Unit Grant shall have any rights to dividends (other than as provided in paragraph 6(e) above) or other rights of a stockholder with respect to Units and Corresponding Shares relating to such Unit Grant prior to the delivery of such Corresponding Shares pursuant to the vesting of such Unit Grant.

      6(h). Unless otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution or as otherwise provided in paragraph 7, no Unit Grant shall be assignable or transferable and, during the lifetime of the grantee thereof, any payment in respect of such Unit Grant shall be made only to such grantee.

      7. An employee holding an option or Unit Grant under this Plan may make a written designation of beneficiary or beneficiaries on a form prescribed by and filed with the Secretary of the Committee. Such beneficiary or beneficiaries or, if no such designation of any beneficiary or beneficiaries has been made, the employee's legal representative(s) or such other person(s) entitled thereto as determined by a court of competent jurisdiction, (i) may exercise, in accordance with and subject to the provisions of paragraph 5, any unterminated and unexpired option granted to such employee and (ii) receive payment, in accordance with and subject to the provisions of paragraph 6, pursuant to the vesting of all or any portion of a Unit Grant. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time.

      8. The shares to be delivered upon exercise of an option or vesting of a Unit Grant shall be made available, at the discretion of the Board of Directors or a Committee of the Board of Directors as designated by the Board, either from authorized but previously unissued shares or from shares reacquired by the Corporation, including shares purchased in the open market. If shares are purchased in the open market for delivery upon the exercise of an option or vesting of a Unit Grant, they shall be held in a treasury account specifically designated for such awards.

      9. If the Corporation acquires an entity which has issued and outstanding stock options or other rights, the Corporation may substitute an appropriate number of stock options or Units under this Plan for options or rights of such entity, including options to acquire stock at less than 100% of the fair market price of the stock at the time of grant, as determined by the Committee in its sole discretion and such awards will not count against this Plan reserve of available shares.

     10. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in Corporate structure affecting any class of General Motors common stock the Committee may, but shall not be required to, make such adjustments in the class and aggregate number of shares which may be delivered under this Plan, the individual award maximums, the class, number, and option price of shares subject to outstanding options and the class and number of shares subject to Units granted under this Plan (provided the number of shares of any class subject to any award shall always be a whole number), as may be determined to be appropriate by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of options covering more than one class of General Motors capital stock.

     11. To the extent determined by the Committee, any subsidiary may, without regard to the limitations under this Plan, have a separate incentive plan or program. The Committee shall have exclusive jurisdiction and sole discretion to approve or disapprove any such plan or program and, from time to time, to amend, modify, or suspend any such plan or program. Individuals eligible for grants under any such plan or program shall not be considered employees eligible for grants under this Plan, unless otherwise determined by the Committee. No provision of any such plan or program shall be included in or considered a part of this Plan, and any awards made under any such plan or program shall not be charged against the aggregate number of shares of stock available for grant under this Plan, unless otherwise determined by the Committee.

     12. The expenses of administering this Plan shall be borne by the Corporation.

     13. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan and (b) the grant amounts and the vesting schedules for options and RSUs, may be delegated to the Chief Executive Officer; provided, however, the Committee shall not delegate to the Chief Executive Officer any powers, determinations, or responsibilities with respect to officers of the Corporation. The instruments evidencing options and RSUs and documentation with respect to the exercise of options and payment of RSUs, if any, shall be in such form, consistent with this Plan, as may be determined by the Committee. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Chief Executive Officer. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.

     14. Upon the effective date of any Change in Control of the Corporation as defined in this paragraph all outstanding stock options granted under this Plan shall vest, and all outstanding RSUs shall vest on a pro rata basis. A "Change in Control" shall mean the occurrence of one or more of the following events:
(a) any "person" or "group" as those terms are used in the Securities Exchange Act of 1934, as amended, other than any employee benefit plan or GM or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the current beneficial owner of GM voting securities representing 20% or more of the combined voting power of GM's then outstanding securities; (b) during any two-year period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board of nomination for election by the Corporation's stockholders was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; (c) GM merges or consolidates with any other corporation or other entity, other than a merger or consolidation (i) that would result in all or a portion of the voting securities of GM outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting securities of GM or such surviving entity outstanding immediately after such merger or consolidation or (ii) by which the corporate existence of GM is not affected and following which GM's chief executive officer would retain his or her position with GM and the GM directors would remain on the Board of the Corporation and constitute a majority thereof; (d) GM sells or otherwise disposes of all or substantially all of its assets; or (e) the stockholders of the Corporation approve a plan of complete liquidation of GM.

     15. The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action without the approval of the stockholders shall increase the maximum number of shares for which, or with respect to which, options or restricted stock units may be granted to employees under this Plan (except as permitted by paragraph 10), or permit the granting of options under this Plan with an option price of less than 100% of the fair market value of the applicable class of stock at the time the options are granted (except as permitted in paragraphs 9 and 10 of this Plan), or permit re-pricing of outstanding stock options (except as otherwise permitted by paragraphs 9 and 10 of this Plan), or permit exercise of the options unless full payment is made at the time of exercise, or, except as contemplated by the Plan, extend the period during which options may be exercised, or render any member of the Executive Compensation Committee or the Audit Committee, or any director who is not an employee, eligible to be granted an option or Unit, or grant any option or Unit under this Plan after May 31, 2007.

     16. Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.

     17. This Plan shall be effective on June 4, 2002, if approved by the stockholders of the Corporation at the 2002 annual meeting.

                  GENERAL MOTORS 2002 LONG-TERM INCENTIVE PLAN

      1. The purpose of the General Motors 2002 Long-Term Incentive Plan (this "Plan") is to provide employees in positions of senior leadership with incentive compensation related to accomplishment of key Corporate long-term strategic objectives which enhance stockholder value.

      2(a). The Executive Compensation Committee of the General Motors Board of Directors (the "Committee"), as from time to time constituted pursuant to the by-laws of the General Motors Corporation (the "Corporation"), may prior to June 1, 2007, authorize the granting of target awards to employees of the Corporation. The Committee, in its sole discretion, shall determine the performance levels at which different percentages of such awards shall be earned, the collective amount for all awards to be granted at any one time, and the individual amounts with respect to employees who are officers of the Corporation. The Committee may delegate to the Chief Executive Officer responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not officers of the Corporation.

      2(b). Prior to the grant of any target award, the Committee shall establish for each such award (i) performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned and (ii) a performance period which shall be determined at time of grant. The term "enterprise" shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.

      2(c). With respect to the performance levels to be established pursuant to paragraph 2(b), the specific measures for each grant shall be established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of one or more of the Corporation's common stocks, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

      2(d). If any event occurs during a performance period that requires changes to preserve the incentive features of this Plan, the Committee may make adjustments.

      2(e). Except as otherwise provided in paragraph 3, the percentage of each target award to be distributed to an employee shall be determined by the Committee (i) on the basis of the performance levels established for such award and the performance of the applicable enterprise during the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during such period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for officers of the Corporation to reflect individual performance during such period, which for covered officers shall only involve negative discretion. A covered officer is any individual whose compensation in the year of expected payment of an award will be subject to the provisions of Section 162(m) of the Internal Revenue Code, as determined by the Committee. Adjustments to awards to reflect individual performance for employees who are not officers of the Corporation shall be made upon the recommendation of the Chief Executive Officer. Any target award, as determined and adjusted pursuant to this paragraph and paragraph 3, is herein referred to as a "final award" and, for covered officers, shall be certified by the Committee prior to payment. The amount related to any final award for each performance period grant paid to any employee shall not exceed $10 million. No distribution of any final award (or portion thereof) shall be made if the minimum performance level applicable to the related target award is not achieved during the applicable performance period, except as otherwise provided in paragraph 3(d), or, unless otherwise determined by the Committee, if the employment of the employee to whom the related target award was granted shall terminate for any reason whatsoever (including death) within 12 months after the date the target award was granted.

      2(f). All final awards which have vested in accordance with the provisions of paragraphs 3 and 4 shall be paid as soon as practicable following the end of the related vesting period. Final awards shall be paid in cash, in General Motors stock, or partly in cash and partly in General Motors stock, as the Committee shall determine. General Motors stock (hereinafter referred to as "stock") shall include all present and future classes of capital stock of General Motors Corporation. Shares deliverable in payment of such final awards shall be made available from shares reacquired by the Corporation, including shares purchased in the open market. If shares are purchased in the open market for delivery in payment of such final awards, they shall be held in a treasury account specifically for awards under this Plan. If the Corporation shall have any unpaid claim against the employee arising out of or in connection with such employee's employment with the Corporation, such claim may be offset against awards under this Plan. Such claim may include, but is not limited to, unpaid taxes, the obligation to pay gains pursuant to paragraph 5(e) of the General Motors 2002 Stock Incentive Plan, or Corporate business credit card charges.

      2(g). Subject to such additional limitations or restrictions as the Committee may impose, the term "employees" shall mean persons who, at any time during the period to which an award relates, (i) are employed by the Corporation or any subsidiary (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (ii) accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (i) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" means (A) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (B) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The Committee shall, among other things, determine when and to what extent individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and to determine when and under what circumstances any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

      3(a). Payment of any final award (or portion thereof) to an individual employee shall be subject to the satisfaction of the following conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. If the Committee shall determine that such employee has failed to satisfy any of the foregoing conditions precedent, all target awards granted to such employee which have not become final awards, and all final awards which have not been paid pursuant to paragraph 4(a) shall be immediately canceled. Upon termination of an employee's employment other than by death (whether such termination is before or after a target award shall have become a final award), the Committee may, but shall not in any case be required to, waive the condition precedent of continuing to render services but in the event of such waiver, the payment of any target award which shall thereafter become a final award and payment of any final award which shall remain unpaid shall nevertheless remain subject to the conditions precedent that (A) the employee refrains from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest or other employment specifically approved by the Committee shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation and (B) the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request. As used in the immediately preceding clause (B), the term employees shall include the beneficiary or beneficiaries designated by such employee as provided in paragraph 6, or if no such designation of any beneficiary or beneficiaries has been made, the employee's legal representative or other persons entitled to any payment or benefit with respect to the employee pursuant to this Plan. As a condition to the vesting and payment of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation.

      3(b). If, upon termination of an employee's employment prior to the end of any performance period for a reason other than death, the Committee shall determine to waive the condition precedent of continuing to render services as provided in paragraph 3(a), the target award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such termination and such awards will be paid at the time they would have been paid absent an employment termination. The final award for such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the period prior to such termination. A qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not be deemed to be a termination of employment but, except as otherwise determined by the Committee, the employee's target award will be reduced pro rata based on the number of months during which such person was on such leave of absence during the performance period. A target award shall not vest during a leave of absence granted an employee for local, state, provincial, or federal government service.

      3(c). Upon termination of an employee's employment by reason of death prior to the end of any performance period, the target award granted to such employee with respect to such performance period, except as otherwise provided in paragraph 2(e), shall be reduced pro rata based on the number of months remaining in the performance period after the month of such employee's death. The percentage of the reduced target award to be distributed to such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the fiscal year during which such employee died and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. Such final awards will immediately vest and be paid as promptly as practicable.

      3(d). If the performance levels established for any target award are based on the performance of a specified portion of the enterprise and that portion is sold or otherwise disposed of or reorganized or the employee is transferred to another portion of the enterprise prior to the end of the performance period, the target award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such event. The final award for such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved, in the case of a sale, disposition, or reorganization of the applicable portion of the enterprise, through the end of the fiscal year during which such event occurs and, in the case of a transfer of the employee, through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. In addition, in any such case, the Committee may, in its discretion, further adjust such award upward as it may deem appropriate and reasonable.

      3(e). If an employee is promoted during the performance period with respect to any target award, such target award may, in the discretion of the Committee, be increased to reflect such employee's new responsibilities.

      3(f). If the Corporation acquires an entity which has issued and outstanding long-term target awards, the Corporation may substitute awards under this Plan in place of such awards, under such provisions consistent with the terms of this Plan, as the Committee, in its sole discretion, may determine.

      4(a). Target awards that have become final awards may be subject to a vesting schedule established by the Committee. Except as otherwise provided in this Plan, no final award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting and the unpaid portion of any final award shall be subject to the provisions of paragraph 3(a). The Committee shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan. As a condition to the vesting of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation, except for awards that vest pursuant to paragraph 12 of this Plan.

      4(b). If the employment of an employee is terminated for any reason prior to the vesting of any final award, the Committee may, but in any case shall not be required to, change the vesting period with respect to such final awards to accelerate the vesting period related to all or any portion of such final award. If the employment of an employee is terminated by death, all final awards not currently vested shall immediately vest.

      4(c). No holder of a target award shall have any rights to dividends or interest (other than as provided in paragraph 4(d) below) or other rights of a stockholder with respect to a target award prior to such target award's becoming a final award.

      4(d). With respect to target awards which have become final awards payable in cash pursuant to paragraph 2(f) but which have not vested, the Committee may, in its discretion, pay to the employees interest on all such unvested cash amounts. With respect to target awards which have become final awards payable in stock pursuant to paragraph 2(f) but which have not vested, the Committee may, in its discretion, pay to the employees an amount equal to the dividends which would have been paid if such shares had been vested and registered in the employee's name. Any interest or dividend equivalents payable with respect to such final awards shall be paid at such times, in such amounts, and in accordance with such procedures as the Committee shall determine.

      4(e). With respect to any dividend or other distribution on any of the Corporation's common stocks, the Committee may, in its discretion, authorize current or deferred payments (payable in cash or stock or a combination thereof, as determined by the Committee) or appropriate adjustments to outstanding target awards and unvested final awards denominated in shares of stock to reflect such dividend or distribution.

      5(a). An employee shall be eligible for consideration for a target award based on such criteria as the Committee shall, from time to time, determine.

      5(b). No target award shall be granted to any director of the Corporation who is not an employee at the date of grant nor to any member of the Executive Compensation Committee or the Audit Committee.

      5(c). The Committee shall have discretion with respect to the determination of each target award. Recommendations shall be made to the Committee by the Chief Executive Officer under such procedures as may, from time to time, be approved by the Committee as to the employees to be granted target awards, the amounts of such awards, the performance levels at which different percentages of such awards would be earned and adjustments, if any, to such levels, the adjustments to such awards on the basis of individual performance, and the amounts of final awards, except that no such recommendations shall be made with respect to employees who are members of the Board of Directors, but such selections and determinations shall be dealt with exclusively by the Committee under such procedures as it may determine.

      6. Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award shall be assignable or transferable and, during the lifetime of the employee, any payment in respect of any final award shall be made only to the employee. An employee shall designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the employee under this Plan in case of death. A designation of beneficiary or beneficiaries may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on forms prescribed by and filed with the Secretary of the Committee. In case of the employee's death, the amounts distributable to the employee under this Plan with respect to which a designation of beneficiary or beneficiaries has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated beneficiary or beneficiaries. The amount distributable to an employee upon death and not subject to such a designation shall be distributed to the employee's estate or legal representative. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the employee, in which event the Corporation shall have no further liability to any party with respect to such amount.

      7. To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder shall be paid from the general assets of the Corporation. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any employee, former employee, or any other person.

      8. The expenses of administering this Plan shall be borne by the Corporation.

      9. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan, (b) the determination of the number of installments, and (c) the determination of the vesting schedule for final awards, may be delegated to the Chief Executive Officer provided, however, the Committee shall not delegate to the Chief Executive Officer any powers, determinations, or responsibilities with respect to officers of the Corporation. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Chief Executive Officer. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.

     10. Upon the effective date of any Change in Control of the Corporation as defined in this paragraph all outstanding awards shall vest and be paid on a pro rata basis based on the greater of target award level or actual performance. A "Change in Control" shall mean the occurrence of one or more of the following events: (a) any "person" or "group" as those terms are used in the Securities Exchange Act of 1934, as amended, other than any employee benefit plan or GM or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the current beneficial owner of GM voting securities representing 20% or more of the combined voting power of GM's then outstanding securities; (b) during any two-year period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board of nomination for election by the Corporation's stockholders was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; (c) GM merges or consolidates with any other corporation or other entity, other than a merger or consolidation (i) that would result in all or a portion of the voting securities of GM outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting securities of GM or such surviving entity outstanding immediately after such merger or consolidation or (ii) by which the corporate existence of GM is not affected and following which GM's chief executive officer would retain his or her position with GM and the GM directors would remain on the Board of the Corporation and constitute a majority thereof; (d) GM sells or otherwise disposes of all or substantially all of its assets; or (e) the stockholders of the Corporation approve a plan of complete liquidation of GM.

     11. The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action shall (a) adversely affect the rights of an employee with respect to previous target awards or final awards under this Plan (except as otherwise permitted under paragraphs 2(d) and 3), and this Plan, as constituted prior to such action, shall continue to apply with respect to target awards previously granted and final awards which have not been paid, or (b) without the approval of the stockholders, (i) increase the limit on the maximum amount of final awards provided in paragraph 2(e), or
(ii) render any director of the Corporation who is not an employee at the date of grant or any member of the Executive Compensation Committee or the Audit Committee, eligible to be granted a target award, or
(iii) permit any target award to be granted under this Plan after May 31, 2007.

     12. Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.

     13. This Plan shall be effective on June 4, 2002, if approved by the stockholders of the Corporation at the 2002 annual meeting.

[LOGO]

--------------------------------------------------------------------------------

IMPORTANT !

   If you vote by mail, you are encouraged to specify your choices by marking the appropriate boxes on the enclosed proxy. If you wish to vote in accordance with the Board of Directors' recommendations, please sign, date, and return the proxy in the enclosed envelope. It is not necessary to mark any boxes.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RESULTS OF THE ANNUAL MEETING

   Final certified results of voting at the annual meeting will be available on our Web site, www.gm.com. To obtain a transcript of the meeting, stockholders should write to GM Fulfillment Center, Mail Code 480-000-FC1,
30200 Stephenson Hwy., Madison Heights, MI 48071-1621.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ELECTRONIC DELIVERY OF ANNUAL MEETING MATERIALS

   You can save the Corporation postage and printing expense by consenting that GM withhold the annual mailings of your annual report and proxy statement. With your consent, you will receive an e-mail notification when these documents are available electronically through the Internet.

   Registered stockholders may sign up for this service through www.econsent.com /gm.

   Beneficial stockholders, who hold their GM stock through a bank or broker, may sign up at www.icsdelivery.com /gm -- if their bank or broker is among the majority that participate in electronic delivery.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

VISIT GM ON THE INTERNET

   Explore the world of General Motors products and services on our corporate Web site, WWW.GM.COM. Surf our home page to learn about "The Company," our "Automotive" brands, and products and services that go "Beyond Automotive." From the home page, you can access our many brand Web sites -- from Buick to Vauxhall and from ACDelco to XM Radio -- to discover the GM product or service that's just right for you.
--------------------------------------------------------------------------------

Printed on recycled paper                                             4000-PS-02

                        ANNUAL MEETING ADMISSION TICKET

                      2002 Annual Meeting of Stockholders
                    Tuesday, June 4, 2002, 9 a.m. local time
                                 Hotel du Pont
                             11th & Market Streets
                              Wilmington, Delaware


          PLEASE BRING GOVERNMENT-ISSUED PHOTOGRAPH IDENTIFICATION TO
                     PRESENT FOR ADMITTANCE TO THE MEETING.

                              PARKING INSTRUCTIONS

Complimentary self-parking is available at Hotel du Pont Car Park located on Orange Street at the corner of 12th Street (parking vouchers will be provided to stockholders at the meeting). The hotel's valet parking service is available for a non-reimbursable charge.

      PLEASE RETAIN AND PRESENT THIS TICKET FOR ADMISSION TO THE MEETING.

--------------------------------------------------------------------------------

[LOGO]                     GENERAL MOTORS CORPORATION
                         PROXY/VOTING INSTRUCTION CARD

    Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
           Hotel du Pont, 11th & Market Streets, Wilmington, Delaware
                    Tuesday, June 4, 2002, 9 a.m. local time

     The undersigned authorizes John F. Smith, Jr., G. Richard Wagoner, Jr., and John M. Devine, and each of them as the Proxy Committee, to vote the Common Stock and Class H Common Stock of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, A. M. Codina, G. M. C. Fisher, N. Idei, K. Katen,
A. G. Lafley, E. S. O'Neal, E. Pfeiffer, J. F. Smith, Jr., G. R. Wagoner, Jr., and L. D. Ward), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 2002 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for the shares held in various employee savings plans as described in the Proxy Statement. If your registrations are not identical, you may receive more than one set of proxy materials. Please sign and return all cards you receive.

TO VOTE BY INTERNET OR TELEPHONE -- SEE REVERSE SIDE.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.
                                                                     SEE REVERSE
                                                                         SIDE.

                                                             2002 ANNUAL MEETING
                                                                ADMISSION TICKET
                               This ticket will admit stockholder and one guest.
                                                             (See reverse side.)
General Motors Corporation
c/o EquiServe
P.O. Box 43068
Providence, RI 02940-3068

                         VOTE BY INTERNET OR TELEPHONE

For Internet or telephone voting, you will be asked to enter your Control Number located above your name and address printed below.

VOTE BY INTERNET:  www.eproxyvote.com/gm

VOTE BY TELEPHONE: Call toll-free on a touch-tone phone 1-877-779-8683.
                   From outside continental United States or Canada, call collect 1-201-536-8073.

                   Board of Director nominee telephone codes:
                   (01) P. N. Barnevik, (02) J. H. Bryan, (03) A. M. Codina,
                   (04) G. M. C. Fisher, (05) N. Idei, (06) K. Katen,
                   (07) A. G. Lafley, (08) E. S. O'Neal, (09) E. Pfeiffer,
                   (10) J. F. Smith, Jr., (11) G. R. Wagoner, Jr., and
                   (12) L. D. Ward

VOTE BY MAIL:      Detach and return the proxy/voting instruction card below.

       IF YOU VOTE BY INTERNET OR TELEPHONE, DO NOT MAIL THE PROXY CARD.

                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

Please mark
votes as in
this example: X

          The Board of Directors recommends a vote "FOR" Items 1-3 and
                              "AGAINST" Items 4-8.

      This proxy/voting instruction card will be voted "FOR" Items 1-3 if no choice is specified.

                                                FOR      WITHHELD
1. Election of Directors                        / /        / /


---------------------------------------------------
For, except vote withheld from the above nominee(s)

                                                FOR      AGAINST    ABSTAIN
2. Ratify selection of independent
   accountants                                  / /        / /        / /

3. Approve 2002 incentive compensation
   program                                      / /        / /        / /


    This proxy/voting instruction card will be voted "AGAINST" Items 4-8 if no choice is specified.

                                                FOR      AGAINST    ABSTAIN
4. Stockholder proposal related to
   Internet or cell phone use                   / /        / /        / /

5. Stockholder proposal to require
   independent directors on key
   Board committees                             / /        / /        / /

6. Stockholder proposal that GM
   increase the stock dividend                  / /        / /        / /

7. Stockholder proposal on "poison pill"        / /        / /        / /

8. Stockholder proposal to pay retainer
   to GM directors in GM stock                  / /        / /        / /


This proxy/voting instruction card represents your holdings of Common Stock and Class H Common Stock.


Signature(s): ____________________________________ Date ___________________ 2002

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as attorney, administrator, executor, guardian, trustee, or in any other representative capacity.

                                                                          COMMON
[LOGO]                     GENERAL MOTORS CORPORATION
                         PROXY/VOTING INSTRUCTION CARD

    Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
           Hotel du Pont, 11th & Market Streets, Wilmington, Delaware
                    Tuesday, June 4, 2002, 9 a.m. local time

     The undersigned authorizes John F. Smith, Jr., G. Richard Wagoner, Jr., and John M. Devine, and each of them as the Proxy Committee, to vote the Common Stock of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, A. M. Codina, G. M. C. Fisher, N. Idei, K. Katen, A. G. Lafley,
E. S. O'Neal, E. Pfeiffer, J. F. Smith, Jr., G. R. Wagoner, Jr., and
L. D. Ward), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement
(page i), and upon all other matters which may come before the 2002 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                                                                     SEE REVERSE
                                                                         SIDE

                                                                 GM-503 Rev 4/02

                                                                          COMMON

Please mark
votes as in
this example: /X/

          The Board of Directors recommends a vote "FOR" Items 1-3 and
                              "AGAINST" Items 4-8.

      This proxy/voting instruction card will be voted "FOR" Items 1-3 if no choice is specified.

                                                FOR      WITHHELD
1. Election of Directors                        / /        / /


---------------------------------------------------
For, except vote withheld from the above nominee(s)

                                                FOR      AGAINST    ABSTAIN
2. Ratify selection of independent
   accountants                                  / /        / /        / /

3. Approve 2002 incentive compensation
   program                                      / /        / /        / /


    This proxy/voting instruction card will be voted "AGAINST" Items 4-8 if no choice is specified.

                                                FOR      AGAINST    ABSTAIN
4. Stockholder proposal related to
   Internet or cell phone use                   / /        / /        / /

5. Stockholder proposal to require
   independent directors on key
   Board committees                             / /        / /        / /

6. Stockholder proposal that GM
   increase the stock dividend                  / /        / /        / /

7. Stockholder proposal on "poison pill"        / /        / /        / /

8. Stockholder proposal to pay retainer
   to GM directors in GM stock                  / /        / /        / /


This proxy/voting instruction card represents your holdings of Common Stock.


Signature(s): ____________________________________ Date ___________________ 2002

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as attorney, administrator, executor, guardian, trustee, or in any other representative capacity.

                                                                         CLASS H
[LOGO]                     GENERAL MOTORS CORPORATION
                         PROXY/VOTING INSTRUCTION CARD

    Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
           Hotel du Pont, 11th & Market Streets, Wilmington, Delaware
                    Tuesday, June 4, 2002, 9 a.m. local time

     The undersigned authorizes John F. Smith, Jr., G. Richard Wagoner, Jr., and John M. Devine, and each of them as the Proxy Committee, to vote the Class H Common Stock of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, A. M. Codina, G. M. C. Fisher, N. Idei, K. Katen, A. G. Lafley,
E. S. O'Neal, E. Pfeiffer, J. F. Smith, Jr., G. R. Wagoner, Jr., and
L. D. Ward), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement
(page i), and upon all other matters which may come before the 2002 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                                                                     SEE REVERSE
                                                                         SIDE

                                                                 GM-504 Rev 4/02

                                                                         CLASS H

Please mark
votes as in
this example: /X/

          The Board of Directors recommends a vote "FOR" Items 1-3 and
                              "AGAINST" Items 4-8.

      This proxy/voting instruction card will be voted "FOR" Items 1-3 if no choice is specified.

                                                FOR      WITHHELD
1. Election of Directors                        / /        / /


---------------------------------------------------
For, except vote withheld from the above nominee(s)

                                                FOR      AGAINST    ABSTAIN
2. Ratify selection of independent
   accountants                                  / /        / /        / /

3. Approve 2002 incentive compensation
   program                                      / /        / /        / /


    This proxy/voting instruction card will be voted "AGAINST" Items 4-8 if no choice is specified.

                                                FOR      AGAINST    ABSTAIN
4. Stockholder proposal related to
   Internet or cell phone use                   / /        / /        / /

5. Stockholder proposal to require
   independent directors on key
   Board committees                             / /        / /        / /

6. Stockholder proposal that GM
   increase the stock dividend                  / /        / /        / /

7. Stockholder proposal on "poison pill"        / /        / /        / /

8. Stockholder proposal to pay retainer
   to GM directors in GM stock                  / /        / /        / /


This proxy/voting instruction card represents your holdings of Class H Common Stock.


Signature(s): ____________________________________ Date ___________________ 2002

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as attorney, administrator, executor, guardian, trustee, or in any other representative capacity.

DIFFERENCE: WEB SITE PROXY/VOTING INSTRUCTION CARD



EQUISERVE                                                        VOTE
                                                                BY NET
VOTE BY NET

GM [LOGO]   General Motors Corporation





GENERAL MOTORS CORPORATION
PROXY/VOTING INSTRUCTION CARD

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
TUESDAY, JUNE 4, 2002, 9 A.M. LOCAL TIME

The undersigned authorizes John F. Smith, Jr., G. Richard Wagoner, Jr., and John
M. Devine, and each of them as the Proxy Committee, to vote the Common Stock and Class H Common Stock of the undersigned upon the nominees for Director
(P. N. Barnevik, J. H. Bryan, A. M. Codina, G. M. C. Fisher, N. Idei, K. Katen,
A. G. Lafley, E. S. O'Neal, E. Pfeiffer, J. F. Smith, Jr., G. R. Wagoner, Jr., and L. D. Ward), upon the other Items shown below, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 2002 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof. This card also provides voting instructions for the shares held in various employee savings plans as described in the Proxy Statement. If your registrations are not identical, you may receive more than one set of proxy materials. Please sign and return all cards you receive.

General Motors Corporation Board of Directors recommends a vote:

     "FOR" all Nominees
     "FOR" Item No. 2
     "FOR" Item No. 3
     "AGAINST" Item No. 4
     "AGAINST" Item No. 5
     "AGAINST" Item No. 6
     "AGAINST" Item No. 7
     "AGAINST" Item No. 8

Check this box to cast your vote in accordance with the recommendations of The Board of Directors:

General Motors Corporation Board of Directors recommends a vote "FOR" all Nominees.

  1. Election of Directors   / / FOR ALL NOMINEES, except as noted below   / / WITHHOLD AS TO ALL NOMINEES
                             / / P. N. Barnevik    / / J. H. Bryan         / / A. M. Codina          / / G. M. C. Fisher
                             / / N. Idei           / / K. Katen            / / A. G. Lafley          / / E. S. O'Neal
                             / / E. Pfeiffer       / / J. F. Smith, Jr.    / / G. R. Wagoner, Jr.    / / L. D. Ward

General Motors Corporation Board of Directors recommends a vote "FOR" Item No. 2.

  2. Ratify selection of independent accountants    / / FOR  / / AGAINST  / / ABSTAIN

General Motors Corporation Board of Directors recommends a vote "FOR" Item No. 3.

  3. Approve 2002 incentive compensation program    / / FOR  / / AGAINST  / / ABSTAIN

General Motors Corporation Board of Directors recommends a vote "AGAINST" Item No. 4.

  4. Stockholder proposal related to Internet or
     cell phone use                                 / / FOR  / / AGAINST  / / ABSTAIN

General Motors Corporation Board of Directors recommends a vote "AGAINST" Item No. 5.

  5. Stockholder proposal to require independent
     directors on key Board committees              / / FOR  / / AGAINST  / / ABSTAIN

General Motors Corporation Board of Directors recommends a vote "AGAINST" Item No. 6.

  6. Stockholder proposal that GM increase the
     stock dividend                                 / / FOR  / / AGAINST  / / ABSTAIN

General Motors Corporation Board of Directors recommends a vote "AGAINST" Item No. 7.

  7. Stockholder proposal on "poison pill"          / / FOR  / / AGAINST  / / ABSTAIN

General Motors Corporation Board of Directors recommends a vote "AGAINST" Item No. 8.

  8. Stockholder proposal to pay retainer to GM
     directors in GM stock                          / / FOR  / / AGAINST  / / ABSTAIN

To cast your vote please click "Submit".
